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18881 Von Karman Avenue
Suite 500
Irvine, California 92612

October 8, 2004

Dear Stockholder:

        You are cordially invited to join us at the 2004 Annual Meeting of Stockholders of Primal Solutions, Inc. This year's meeting will be held at Tower 17 Conference Center, 18881 Von Karman Avenue, Irvine, California 92612, on Friday, November 12, 2004, starting at 9:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors, (ii) vote to approve the Company's 2004 Flexible Incentive Plan, (iii) vote on the appointment of Haskell & White LLP as independent auditors, and (iv) transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

        I am looking forward to seeing you at the meeting.

Sincerely,

Joseph R. Simrell Chairman of the Board, Chief Executive Officer and President

PRIMAL SOLUTIONS, INC.
18881 Von Karman Avenue, Suite 500, Irvine, California 92612

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        PLEASE TAKE NOTICE that the 2004 Annual Meeting of Stockholders of PRIMAL SOLUTIONS, INC. (the "Company" or "Primal") will be held at 9:00 a.m., Friday, November 12, 2004 at the Tower 17 Conference Center, 18881 Von Karman Avenue, Irvine, California 92612, for the following purposes:

  1.
  To elect a Board of Directors (Proposal 1);

  2.
  To approve the Company's 2004 Flexible Incentive Plan (Proposal 2);

  3.
  To ratify the appointment of Haskell & White LLP to serve as the Company's independent auditors for the fiscal year which began on January 1, 2004 (Proposal 3); and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only the holders of Common Stock of record at the close of business on September 30, 2004 (the "Record Date") are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

By order of the Board of Directors,

JOSEPH R. SIMRELL Chairman of the Board, Chief Executive Officer and President
October 8, 2004 Irvine, California

        The presence in person and/or the representation by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by executing the accompanying proxy and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF
PRIMAL SOLUTIONS, INC.
18881 Von Karman Avenue, Suite 500, Irvine, California 92612

TO BE HELD ON NOVEMBER 12, 2004

SOLICITATION AND REVOCATION OF PROXY

        The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about October 8, 2004.

        The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its common stock, par value $.01 per share ("Common Stock"). At the close of business on September 30, 2004, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 36,080,177 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

        The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to (i) approve the Company's 2004 Flexible Incentive Plan, and (ii) ratify the appointment of Haskell & White LLP as the Company's independent auditors. Under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        The Company will receive the stockholders' proxies, and the inspectors of election will tabulate and certify the votes. All information included in proxies and ballots, including any identifying information on the individual stockholders, will be available to the Company's management and directors.

PROPOSAL 1

ELECTION OF DIRECTORS

        Properly executed proxies will be voted as marked, and, if not marked, will be voted in favor of the election of the persons named below as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

        The Company has no formal policy with respect to the attendance of Directors at the Company's annual meetings. All members of the Board attended last year's annual meeting of stockholders.

        On September 17, 2004, the Board of Directors nominated the current Board of Directors to stand for re-election. All Board of Directors seats are subject to election at the 2004 Annual Meeting of Stockholders.

Name	Age	Position
Joseph R. Simrell	46	Chairman of the Board, Chief Executive Officer and President
David Haynes	39	Director
John Faltys	40	Director
Louis A. Delmonico	63	Director
John E. Rehfeld	64	Director

        Joseph R. Simrell.    Mr. Simrell joined Primal in January 1999 as Chief Financial Officer and Vice President of Finance and Administration. Mr. Simrell was elected as Chief Executive Officer and President as of January 31, 2003 (serving those positions on a interim basis from January 31, 2003 to May 12, 2003, when he became the permanent Chief Executive Officer and President) and was elected Chairman of the Board as of February 3, 2003. Mr. Simrell has also served as Secretary from August 2000 and as Chief Financial Officer from January 1999 until August 2003. From August 1997 to December 1998, Mr. Simrell served as an outside consultant to Primal. From November 1991 to July 1997, Mr. Simrell served as Executive Vice President and Chief Financial Officer of GDI, an information technology company. Prior to 1991, Mr. Simrell held various management positions at BellSouth, InteGroup, and SCI.

        David Haynes.    Mr. Haynes has served as a Director since August 2000, and he has served as a member of the Audit Committee and Compensation Committee since July 2002. Mr. Haynes joined Primal in August 1997 as Vice President of Sales and served as Vice President of Sales and Marketing from May 2000 until May 2002 when he resigned from the position. From May 1997 to September 1997, Mr. Haynes served as Senior Business Development Manager at Deloitte & Touche Consulting Group, a consulting firm. From January 1995 to April 1997, Mr. Haynes was Director of Sales at GDI. From December 1988 to January 1995, Mr. Haynes was one of the founding associates of ITX Technologies, a software company. Mr. Haynes currently serves as the Executive Vice President of Fabrication Concepts Corporation, a high-tech equipment manufacturer. Mr. Haynes has a Masters in Business Administration degree from Pepperdine University and a Bachelor of Science degree in civil engineering from Saskatchewan University.

        John Faltys.    Mr. Faltys has served as a Director since November 1996 (inception) and a member of the Compensation Committee since July 2002. Mr. Faltys founded Primal in November 1996 and served as the Chief Technology Officer until April 2001 when he resigned from the position. In addition, Mr. Faltys served as President from inception to September 1999. Prior to founding Primal,

Mr. Faltys was Vice President of Software Development for GDI from November 1991 to September 1996. Mr. Faltys currently serves as President of PersistentWorldZ, Inc., an online game service provider.

        Louis A. Delmonico, Ph.D.    Dr. Delmonico has served as a Director of Primal since April 2001 and as Chairman of the Compensation Committee and a member of the Audit Committee since July 2002. From 1999 to 2000, Dr. Delmonico served as Chairman and CEO of Motive, a software company. Since September 1994, he has also served as the President and Director of L. A. Delmonico Consulting Inc., an independent consulting firm. From September 1994 to May 1995, Dr. Delmonico served as the Vice Chairman of the MacNeal Schwendler Corporation, a publicly-traded, NASDAQ-listed engineering software and services company. From May 1987 to August 1994, Dr. Delmonico served as the Chairman and CEO of PDA Engineering Inc., a publicly-traded, NASDAQ-listed engineering software and services company. In addition, he is currently an advisor to and a director of several private companies. Dr. Delmonico earned his Bachelor of Science degree in economics from St. John's University in New York, his Ms.S. in consumer behavior from the University of Stockholm, Sweden and his Ph.D. in marketing from the University of Uppsala, Sweden.

        John E. Rehfeld.    Mr. Rehfeld has served as a Director, Chairman of the Audit Committee and member of the Compensation Committee of Primal since July 2002. Since 1997, Mr. Rehfeld has served as the Chairman and CEO of Proshot Golf, Inc. From 1996 to 1997, Mr. Rehfeld served as the President and CEO of Proxima Corporation, a publicly-traded NASDAQ-listed company. From 1993 to 1996, he served as the President and CEO of Etak, Inc. a business unit of News Corp. From 1989 to 1993, he served as President and Chief Operating Officer of Seiko Instruments America. Mr. Rehfeld currently serves as a director of six high technology companies, including Seiko Instruments America. He has also previously served as an outside board member of four other companies, including Wonderware, a publicly-traded NASDAQ-listed company. Mr. Rehfeld is also a Federal Trade Commission Monitor overseeing the sale of a business unit of MSC Software, and a Professor of Marketing in the Executive MBA Program at Pepperdine University. Mr. Rehfeld holds a Masters in Business Administration degree from Harvard University and a Bachelor of Science degree in chemistry from the University of Minnesota.

Stockholder Approval Required

        Directors shall be elected by a plurality of the affirmative votes cast at the 2004 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

AUDIT COMMITTEE REPORT

        The Company has an Audit Committee consisting of Mr. Rehfeld as Chairman and Dr. Delmonico and Mr. Haynes as members. In 2003, the Audit Committee met seven times. The Audit Committee was formed to assist the Board of Directors in monitoring (i) the integrity of the financial statements of the Company and the reliability of the information reported to the public, (ii) the independent auditor's qualifications and independence, (iii) the Company's accounting and financial reporting principles and policies and internal controls and procedures, and (iv) the compliance by the Company with applicable legal and regulatory requirements.

        The Board of Directors has determined that Mr. Rehfeld and Dr. Delmonico are "independent" as that term is defined by the rules of The Nasdaq Stock Market. The Board has further determined that Mr. Rehfeld is an audit committee financial expert, as that term is defined in the rules and regulations promulgated by the Securities and Exchange Commission.

        The Audit Committee has approved the engagement of Haskell & White LLP as the Company's independent auditors for the year beginning January 1, 2004.

        The Audit Committee has reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

        The Audit Committee has also discussed with the independent auditors (Haskell & White LLP) the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors the independent auditor's independence.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to accounting principles generally accepted in the United States of America.

        In reliance on such review and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                      John E. Rehfeld, Chairman
                      Louis A. Delmonico
                      David Haynes

Directors' Meetings, Committees and Fees

        In 2003, the Board of Directors held ten meetings. All incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees of which they were members. The Board of Directors has established an Audit Committee and a Compensation Committee. The following table sets forth the names of the members of each of the Committees of the Board of Directors, each Committee's primary responsibilities, and the number of meetings held during 2003.

Members	Responsibilities		Meetings Held
AUDIT
John E. Rehfeld (Chairman) Louis A. Delmonico	•	the integrity of the financial statements of the Company and the reliability of the information reported to the public	7
David Haynes	•	the independent auditor's qualifications and independence
	•	the Company's accounting and financial reporting principles and policies and internal controls and procedures
	•	the compliance by the Company with applicable legal and regulatory requirements
COMPENSATION
Louis A. Delmonico (Chairman) John Faltys David Haynes John E. Rehfeld	•	the compensation of the Company's officers and directors	3

        The Board of Directors has adopted a written charter for the Audit Committee and the Compensation Committee. A copy of the Audit Committee charter is attached hereto as Exhibit A and a copy of the Compensation Committee charter is attached hereto as Exhibit B. The descriptions of each committee's responsibilities set forth above are qualified in their entirety by reference to each committee's charter.

        The Company does not have any other standing committees, including any nominating or similar committee, of the Board of Directors. The entire Board of Directors participates in the consideration of director nominees. The Board of Directors has not established a standing nominating committee, nor has it adopted a nominating committee charter, because the full Board of Directors functions as the Company's nominating committee.

        The Board of Directors has determined that Mr. Rehfeld and Dr. Delmonico are "independent" as that term is defined by the rules of The Nasdaq Stock Market. Messrs. Haynes and Faltys were not deemed to be "independent" because of their respective prior employment relationships with the Company, and Mr. Simrell was not deemed to be "independent" because of his current employment relationship with the Company.

        Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or a director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Primal Solutions, Inc., 18881 Von Karman Avenue, Suite 500, Irvine, California 92612. All communications will be compiled by our corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

        The Board of Directors regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Board through current directors, professional search firms, stockholders or other persons. The Company may pay fees to third parties relating to the search for candidates.

        Once the Board has identified a prospective nominee, the Board will evaluate the prospective nominee in the context of the then current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee's business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Board seeks to identify nominees who possess a diligent range of experience, skills, areas of expertise, industry knowledge and business judgment. Successful nominees should have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

        Currently, the Board of Directors does not have a formal policy with respect to the consideration of stockholder nominations for directors or other stockholder proposals. Historically, the Company has felt that such a policy is unnecessary given its relatively small size; however, the Company's Board of Directors is considering adopting such policies.

        During 2003, each non-employee member of our Board of Directors received a one-time grant of a warrant to purchase 250,000 shares of Common Stock at an exercise price equal to the fair market value at the time of the grant. As a policy, each newly-elected and re-elected non-employee member of the Board receives a grant of a warrant to purchase 50,000 shares of Common Stock at an exercise price determined by the Board at the time of issuance. In addition, beginning in 2003, each non-employee director receives an annual stipend of $14,000 and $1,750 for each Board meeting attended.

        There are currently two standing Board committees, an Audit Committee and a Compensation Committee. Each non-employee member serving on a Board committee also receives compensation of $250 for each individual committee meeting attended in conjunction with a Board meeting, up to $750 for attendance at multiple committee meetings, and $750 for each committee meeting attended separate from a Board meeting. In addition, each non-employee director is entitled to reimbursement of travel expenses.

        The Company periodically forms and maintains ad hoc committees for specific and limited purposes and duration. Such ad hoc committee members may receive nominal compensation for such service.

        The non-employee directors of the Company may be granted non-statutory stock options and restricted stock under the Company's 2001 Flexible Incentive Plan, and, if approved, under the 2004 Flexible Incentive Plan.

Code of Ethics

        The Company has not adopted a Code of Ethics for its principal executive, financial and accounting officers. Historically, the Company has felt that such a policy is unnecessary given its relatively small size; however, the Company's Board of Directors is actively considering adopting a Code of Ethics.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the number of shares of our Common Stock beneficially owned on August 13, 2004, by each person who is known by us to beneficially own five percent or more of our Common Stock, each of our directors, persons nominated as directors and named executive officers, and all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.

        As of August 13, 2004, the Company had 35,830,177 shares of Common Stock outstanding.

        For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of Common Stock that such person has the right to acquire within 60 days of August 13, 2004 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Name of Beneficial Owner / Management	Number of Shares	Percent of Common Stock
David Mechler(1)	2,740,815	7.6%
John Faltys(2)	2,230,541	6.2%
Joseph R. Simrell(3)	1,655,420	4.6%
David Haynes(4)	1,763,755	4.9%
Michael G. Fowler(5)	267,434	*
Tim Hoolihan(6)	232,422	*
Todd R. Taylor(7)	126,438	*
Louis A. Delmonico(8)	521,522	1.4%
John E. Rehfeld(9)	1,214,322	3.4%
Austin W. Marxe and David M. Greenhouse(10)	19,565,217	46.2%
All executive officers and directors as a group (8 persons)(11)	8,011,854	21.1%

*
Constitutes less than 1%

(1)
Includes 2,632,119 shares of common stock beneficially owned by Mr. Mechler and 108,696 shares of common stock underlying warrants exercisable as of the date set forth above and within 60 days thereafter. The business address for this person is P.O. Box 1439, Medina, Texas 78055.

(2)
Includes 1,954,454 shares of common stock beneficially owned by Mr. Faltys and 276,087 shares of common stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(3)
Includes 1,459,407 shares of common stock beneficially owned by Mr. Simrell and 196,013 shares of common stock underlying options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(4)
Includes 1,459,407 shares of common stock beneficially owned by Mr. D. Haynes and 304,348 shares of common stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(5)
Includes 1,500 shares of common stock beneficially owned by Mr. Fowler and 265,934 shares of common stock underlying options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(6)
Includes 47,750 shares of common stock beneficially owned by Mr. Hoolihan and 184,672 shares of common stock underlying options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(7)
Includes 4,348 shares of common stock beneficially owned by Mr. Taylor and 122,090 shares of common stock underlying options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612. As disclosed in the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 23, 2004, Mr. Taylor, Chief Financial Officer and Vice President of Finance and Administration of Primal Solutions, Inc., announced his resignation on September 20, 2004. Mr. Taylor's resignation will become effective on October 15, 2004.

(8)
Includes 154,348 shares of common stock beneficially owned by Dr. Delmonico and 367,174 shares of common stock underlying options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(9)
Includes 855,626 shares of common stock beneficially owned by Mr. Rehfeld and 358,696 shares of common stock underlying options exercisable as of the date set forth above or within 60 days thereafter. The business address for this person is 18881 Von Karman Avenue, Suite 500, Irvine, California 92612.

(10)
Consists of: (i) 6,521,739 shares of common stock held by Special Situations Private Equity Fund, L.P. and 3,260,870 shares of common stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter; (ii) 1,043,478 shares of common stock held by Special Situations Technology Fund, L.P. and 521,739 shares of common stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter; and (iii) 5,478,261 shares of common stock held by Special Situations Technology Fund II, L.P. and 2,739,130 shares of common stock underlying warrants exercisable as of the date set forth above or within 60 days thereafter. SST Advisers, L.L.C. ("SSTA") is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of SSTA and MG and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its respective funds. The business address for Messrs. Marxe and Greenhouse is 153 E. 53 Street, 55th Floor, New York, New York 10022.

(11)
Includes all shares and options described in Notes 2, 3, 4, 5, 6, 7, 8 and 9, above.

Voting Control

        The Company was spun-off as a separate public company by Avery Communications, Inc. ("Avery") in February 2001. On February 13, 2001 and in connection with the Primal Solutions, Inc. Preliminary Distribution Agreement (the "Distribution Agreement"), dated July 31, 2000, by and among Avery, the Company and other parties listed therein, Avery distributed approximately 13.2 million shares of Common Stock of the Company to Avery's security holders (the "Distribution"). As part of the Distribution:

  •
  Each common stockholder of Avery on February 12, 2001 received one share of Common Stock for each share of Avery's common stock held on that date;

  •
  Owners of shares of Avery's Series A, B, C, D and E convertible preferred stock received Common Stock, in the amount of the preferred stock's common stock equivalent for each share of Avery preferred stock held on the payment date of the Distribution;

  •
  Avery redeemed 7,126,894 shares of its Series G Preferred Stock from Messrs. John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi, and Sanjay Gupta (collectively, the "Old Primal Stockholders") in consideration of the issuance of 6,207,026 shares of Common Stock, each dated February 9, 2001; and

  •
  The Company issued 250,000 shares of Common Stock to a former executive officer of Avery.

        As part of the terms and conditions of the Distribution Agreement, Patrick J. Haynes III (in his capacity as the Chairman of Avery), Thurston Group, Inc. and each of its affiliates, and Waveland, LLC (a limited liability company wholly owned by Mr. P. Haynes) and each of its affiliates (collectively, the "Haynes Parties"), granted to the Old Primal Stockholders an irrevocable proxy to vote all the shares of the Company's Common Stock that any of the Haynes Parties received in the Distribution and certain shares of Common Stock, if any, acquired thereafter ("Proxies"). The Proxies provided that any action required or permitted to be taken pursuant to them by the Old Primal Stockholders, including any voting of the shares covered thereby, may be so taken if the former holders of at least 66% of the Company's issued and outstanding shares immediately prior to its acquisition by Avery approved the taking of any such action. These percentages were as follows:

  •
  John Faltys—30.49%

  •
  Joseph R. Simrell and David Haynes—21.60% each

  •
  Mark J. Nielsen—16.50%

  •
  Arun Anand, Murari Cholappadi and Sanjay Gupta—3.27% each

        During August 2003, a dispute arose between Avery and the Company with respect to the Proxies. Avery asserted, among other things, that, as a matter of law, the Proxies expired effective July 31, 2003. Following discussions between the Company and Avery, the Company elected to treat the Proxies as expired effective September 24, 2003 in order to avoid litigation between Avery and the Company and to reduce expenses associated with a prolonged dispute between Avery and the Company with respect to the Proxies. Notwithstanding the Company's decision to treat the Proxies as expired, the Old Primal Stockholders have asserted that the Proxies did not expire as a matter of law or otherwise. The Company has had discussions with the Old Primal Stockholders in hopes of finding an amicable resolution to the treatment of the Proxies as between the Company and the Old Primal Stockholders. There can be no assurance that the Company will be able to reach an amicable resolution with respect to the treatment of the Proxies.

        The Proxies initially covered an aggregate of 1,830,260 shares, or approximately 9.1%, of the Common Stock outstanding. As of September 24, 2003, the Proxies covered an aggregate of up to 2,772,325 shares, or approximately 13%, of the outstanding Common Stock, providing the Old Primal Stockholders the right to vote or to direct the voting of an aggregate of up to 9,476,017 shares, or approximately 42%, of the then outstanding Common Stock. Treating the Proxies as expired on September 24, 2003, the Old Primal Stockholders had the right to vote or to direct the voting of an aggregate of up to 6,756,592 shares, or approximately 19%.

        Except as set forth in the Proxies, the Company knows of no other voting arrangement among the Old Primal Stockholders, so that each of the Old Primal Stockholders may vote his shares of the Common Stock in such manner as each determines.

Change of Control

        As discussed below under "Certain Relationships and Related Transactions—Private Placement," the Company completed a private placement of its securities on June 15, 2004. It is the Company's position that the private placement did not result in the occurrence of a change of control. The consummation of the private placement resulted in no changes to the composition of the Company's Board of Directors, its Chief Executive Officer or its Chief Financial Officer, and the Company does not know of any arrangements or understandings among or between any of the investors in the private placement with respect to the election of directors. Without acting in concert as a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with the intent to control or influence the business or affairs of the Company, none of the investors in the private placement has a majority of the voting power of the Company's Common Stock as a result of the private placement.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of its other most highly compensated executive officers who earned more than $100,000 for the fiscal years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position									All Other Compensation(1)
	Year	Salary	Bonus		Stock			Options (#)
William Salway(2) Chief Executive Officer and President	2003 2002 2001	$139,079 200,000 200,000	$	— 47,500 113,400	$	— — 106,000	(3)	— — 809,312	$642 4,369 2,125
Joseph R. Simrell(4) Chief Executive Officer and President	2003 2002 2001	195,833 150,000 133,200		105,523 23,513 70,762		— — —		— — 100,000	90 1,478 922
Todd R. Taylor(6) Chief Financial Officer and Vice President Finance and Administration	2003 2002 2001	95,500 95,500 92,700		35,131 14,018 10,000		— — —		153,500 23,400 55,100	50 1,413 343
Michael G. Fowler Vice President Product Development	2003 2002 2001	133,900 133,900 130,975		52,476 15,852 25,000		— — —		109,848 50,000 200,152	101 2,131 953
Tim Hoolihan Vice President Product Management and Marketing	2003 2002 2001	120,000 119,013 105,788		48,584 5,000 15,000		7,350 — 510	(5) (5)	212,616 50,000 84,634	84 1,816 759

(1)
Consists of premiums paid by Primal on certain term-life insurance policies and contribution paid by Primal on behalf of the individual to the Company's Section 401(k) Plan, which matches a portion of each such individual's contributions to the same plan.

(2)
Mr. Salway resigned as the Chief Executive Officer, President and a Director on January 31, 2003. During 2003, Mr. Salway received $100,000 in part-time transition pay until July 31, 2003, when his employment terminated.

(3)
Primal granted Mr. Salway 409,312 shares of Common Stock on February 9, 2001. Primal also paid the related federal and state income taxes triggered by the stock grant. The fair value of the shares and payment of related taxes totaled $106,000.

(4)
The Board of Directors elected Mr. Simrell to the positions of Chief Executive Officer and President in January 2003, and to the position of Chairman of the Board in February 2003.

(5)
Primal granted Mr. Hoolihan 35,000 and 12,750 shares of Common Stock on December 9, 2003 and June 27, 2001, respectively. The fair value of the grants was $7,350 and $510, respectively.

(6)
As disclosed in the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 23, 2004, Mr. Taylor, Chief Financial Officer and Vice President of Finance and Administration of Primal Solutions, Inc., announced his resignation on September 20, 2004. Mr. Taylor's resignation will become effective on October 15, 2004.

Option / SAR Grants in the Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Joseph R. Simrell	—	—	$—	—
Todd R. Taylor	153,500	13%	0.06	7/21/13
Michael G. Fowler	109,848	9%	0.06	7/21/13
Tim Hoolihan	212,616	18%	0.06	7/21/13

None of the options granted to executive officers during 2003 was exercised.

Aggregated Option/SAR Exercises in the Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-end (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Exercisable Options at FY-end ($)
Joseph R. Simrell	—	—	—/—	$—
Todd Taylor	—	—	12,792/140,708	2,430
Michael G. Fowler	—	—	9,154/100,694	1,739
Tim Hoolihan	—	—	17,718/194,898	3,366

Employment Agreements

        Effective January 28, 2003, Mr. Simrell entered into an employment agreement with Primal, which was amended as of May 17, 2004. Under the terms of the employment agreement, as amended, Mr. Simrell serves as Chairman of the Board, Chief Executive Officer and President of Primal. The initial term of the employment agreement expires December 16, 2005. The Board of Directors is required to begin good faith negotiations with Mr. Simrell for a new employment agreement no later than October 17, 2005, which new agreement shall provide for 12 months' severance and benefits continuation. Mr. Simrell's base annual salary is $200,000. In addition, Mr. Simrell is entitled to receive bonuses in an amount not less than 50% of his salary subject to the Company's achievement of performance goals set by the Board. Mr. Simrell is also entitled to participate in such stock option, restricted stock, pension, profit sharing, life insurance, hospitalization, major medical, tuition reimbursement, medical flexible spending accounts and other employee benefit plans provided by Primal from time to time. In the event the Company terminates Mr. Simrell's employment without cause or Mr. Simrell resigns for good reason, Mr. Simrell shall be entitled to 12 months' severance, 100% of his incentive compensation for that year, calculated assuming 100% of the targets under such bonus plans are achieved, and continuation of his medical, dental, life and disability coverage for himself and his spouse and dependents for a period not to exceed 12 months, provided he signs a release in the Company's favor.

        The employment agreement with Mr. Simrell contains certain covenants by him not to solicit the customers and employees of Primal during his employment and for one year thereafter. A state court may determine not to enforce, or only to enforce partially, these covenants.

        Effective January 27, 2003, Mr. Salway entered into an Employment Transition Agreement and General Release with Primal. Under the terms of the Employment Transition Agreement and General Release, Mr. Salway was employed as a part-time employee of Primal for a transition period that terminated on July 31, 2003. During such transition period, Mr. Salway assisted in the transition of his responsibilities as Chief Executive Officer and President to his successor as designated by Primal.

Mr. Salway's monthly compensation was $16,667. In addition, he was entitled to medical and life insurance benefits, reimbursement of his apartment lease payments of up to $1,800 per month through March 31, 2003, and moving expenses of up to $1,500 incurred in relocating his household from said apartment.

        Primal is also a party to a Change of Control Agreement with Mr. Simrell, which was amended as of May 17, 2004 (the "Change Agreement"). The Change Agreement provides that Primal will tender certain "severance payments" to Mr. Simrell if, within 12 months of a "change of control transaction," (i) Primal terminates his employment (except upon his death or disability, his reaching Primal's mandatory retirement age, if any, or his providing Primal with other "cause to terminate" his employment) or (ii) Mr. Simrell voluntarily terminates his employment for "good reason." Further, Primal is obligated to tender such payments if, not more than three months prior to the closing of a change of control transaction, (i) Primal terminates Mr. Simrell's employment, and such termination arose in connection with or in anticipation of the change of control transaction or (ii) Mr. Simrell voluntarily terminates his employment for good reason. Lastly, in anticipation of a change of control transaction, Primal's directors could adopt a resolution deeming that a change of control transaction has closed for purposes of activating the Change Agreement obligations.

        Under the Change Agreement, a "change of control transaction" will have occurred if:

  •
  an otherwise unaffiliated person acquires the beneficial ownership of 35% or more of the combined voting power of Primal's then outstanding voting securities. The acquisition of the shares can be in one transaction or in a series of related transactions and the person's ownership can be direct or indirect;

  •
  an otherwise unaffiliated person acquires the beneficial ownership of 50% or more of the combined voting power of any of Primal's material subsidiaries. The acquisition of the shares can be in one transaction or in a series of related transactions and the person's ownership can be direct or indirect. A material subsidiary means a subsidiary that represents at least 50% of Primal's combined revenue or assets;

  •
  a change of a majority of the members of Primal's Board of Directors during any 12 consecutive months. If, by a two-thirds majority, Primal's Board of Directors elected a new member or nominated a new member for election by Primal's stockholders, such new member will be considered to have been an original member of Primal's Board of Directors;

  •
  Primal's stockholders have approved a complete liquidation or dissolution of Primal or a disposition of all or substantially all of Primal's assets;

  •
  Primal, in single transaction or series of transactions, engages in a business combination transaction that results in Primal's pre-transaction stockholders owning less than 50% of the combined voting power of the outstanding voting securities of the resulting entity; or

  •
  any other event occurs that would require disclosure of "Changes in Control of Registrant" through Primal's filing of a Current Report on Form 8-K.

        Primal's "cause to terminate" Mr. Simrell means his intentional act which materially injures Primal, his intentional refusal or failure to follow lawful and reasonable directions of the Board of Directors or an individual to whom he reports (as appropriate), his willful or habitual neglect of duties, or his conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony involving an act of moral turpitude.

        Mr. Simrell's "Good Reason" to resign means:

  •
  Primal's failure to cure a material breach of its obligations under any employment-related agreement with Mr. Simrell;

  •
  Primal's unilateral, material reduction in Mr. Simrell's title, status, overall position, responsibilities or duties, reporting relationship, and general working environment;

  •
  Primal's requirement that Mr. Simrell relocate his residence outside of Orange County, or the relocation of Mr. Simrell's office more than 50 miles from its location on May 17, 2004;

  •
  Primal's failure to obtain an assumption by its successor or assignee of substantially all of its business of any material written agreement between Primal and Mr. Simrell; or

  •
  Any material change in the benefits or incentive compensation offered to Mr. Simrell from those in which he is participating as of May 17, 2004.

        The term of the Change Agreement is co-terminus with Mr. Simrell's employment by Primal. The "severance payment" shall be paid within 10 days of Mr. Simrell's termination of employment and the effective date of the applicable release signed by Mr. Simrell in Primal's favor. It will consist of a single cash payment that is the sum of:

  •
  all accrued and unpaid portion of Mr. Simrell's salary and vacation through the date of termination;

  •
  all accrued and unpaid portion of Mr. Simrell's incentive compensation and other bonuses from Primal's prior fiscal year;

  •
  an amount equivalent to 150% of Mr. Simrell's then-current annual salary; and

  •
  an amount equivalent to 150% of all incentive and other bonus compensation that would otherwise have been payable to Mr. Simrell for the fiscal year in progress as if he remained employed by Primal (calculated on the assumption that 100% of the targets under such bonus plans are achieved).

        In the event the severance payment is subject to excise tax, Primal will gross-up the severance payment to Mr. Simrell so that the net severance payment received shall be the equivalent to the severance payment that would have been received if no excise tax had been imposed. However, Primal will reduce a severance payment by the amount of any other severance or termination benefits that it is obligated to pay to Mr. Simrell.

        Further, for up to 18 months following the termination of Mr. Simrell's employment, Primal will continue to provide Mr. Simrell and his spouse and dependents with uninterrupted medical, dental, life and disability coverage, or a lump-sum payment equal to the cost of obtaining substantially similar coverage. Primal may terminate such insurance coverage prior to the expiration of the 18-month period if Mr. Simrell obtains any such benefits pursuant to a subsequent employer's benefit plans.

        Lastly, upon the occurrence of a change of control transaction, all outstanding unvested stock options and all previously granted unvested restricted stock awards granted to Mr. Simrell shall accelerate and vest.

Certain Relationships and Related Transactions

Issuance of Common Stock

        In September 2003, the Company's Board of Directors approved and completed the sale of 688,253 shares of the Company's Common Stock to members of the Board of Directors at a price equal to fair market value.

Private Placement

        On June 15, 2004, the Company completed a private placement of its Common Stock and warrants to Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special

Situations Technology Fund II, L.P. (collectively, the "Institutional Investors"). In connection with the private placement, the Company also sold shares of its Common Stock and warrants to other accredited investors ("Accredited Investors"), including but not limited to each member of the Company's Board of Directors, its Chief Executive Officer, and its Chief Financial Officer. (Those Accredited Investors who are members of the Company's management are hereafter referred to as "Management Accredited Investors," and those accredited investors who are not members of the Company's management are hereafter referred to as "Non-Management Accredited Investors.") Pursuant to the private placement with the Institutional Investors and the Accredited Investors (the "Private Placement"), the Company issued an aggregate of 14,284,782 shares of its Common Stock (the "Shares") and warrants to purchase 7,142,393 shares of its Common Stock (the "Warrants"; together with the Shares, the "Private Placement Securities") for total cash proceeds of $3.3 million. The shares underlying the Warrants may be referred to hereinafter as "Warrant Shares."

        Investors received a Warrant to purchase one share of common stock for each two Shares purchased. The effective price in the Private Placement was $0.23 for each unit. The Warrants are exercisable in cash, representing a potential $2.0 million in additional proceeds bringing the total gross proceeds of the Private Placement to approximately $5.3 million upon full exercise of the Warrants. There can be no assurance that any or all of the Warrants will be exercised.

        Pursuant to the Private Placement purchase agreement ("Purchase Agreement"), the Company issued an aggregate of 13,043,478 Shares at a price of $0.23 per share to the Institutional Investors and received gross proceeds of $3.0 million in cash from the Institutional Investors. The Company also issued Warrants to the Institutional Investors to purchase an aggregate of 6,521,739 shares of the Company's Common Stock at an exercise price of $0.28 per share for a five-year period. Additionally, the Company and the Institutional Investors entered into a Registration Rights Agreement, whereby, among other things, the Company agreed to file, and did file on July 30, 2004, a "resale" registration statement with the Securities and Exchange Commission ("SEC"), covering the Shares and the Warrant Shares in connection with the Private Placement. The Purchase Agreement, the Registration Rights Agreement and the Warrant Agreement are collectively referred to as the "Institutional Investor Agreements."

        As a condition precedent to closing the Private Placement with the Institutional Investors under the Institutional Investor Agreements, the Company was required to have received gross proceeds from the sale of its common stock and warrants of not less than $250,000 from accredited investors on terms no more favorable than those offered to the Institutional Investors. The Institutional Investors also required that the accredited investors be comprised of at least, but not limited to, each member of the Company's Board of Directors, its Chief Executive Officer and its Chief Financial Officer. Accordingly, the Management Accredited Investors contributed gross proceeds of $125,500 in cash to purchase an aggregate of 545,653 Shares at a price of $0.23 per share and Warrants to purchase an aggregate of 272,827 shares of the Company's Common Stock exercisable at $0.28 per share for five years. Additionally, the Non-Management Accredited Investors contributed gross proceeds of $160,000 in cash to purchase an aggregate of 695,651 Shares at a price of $0.23 per share and Warrants to purchase an aggregate of 347,827 shares of the Company's Common Stock exercisable at $0.28 per share for five years.

        In connection therewith, the Non-Management Accredited Investors entered into the Institutional Investor Agreements. The Company and each of the Management Accredited Investors executed a Purchase Agreement and a Registration Rights Agreement, and the Company issued Warrants to them on terms no more favorable than those offered to the Institutional Investors. Additionally, each of the Management Accredited Investors was required by the Institutional Investors to execute a Lock-Up Agreement providing for certain restrictions on the transfer of shares of the Company's Common Stock owned by such person as set forth in the Lock-Up Agreement.

Registration Rights Agreements

        Under the terms of the Private Placement, the Company granted the Institutional Investors and the Non-Management Accredited Investors the following registration rights as to their Shares, including Warrant Shares issuable upon the exercise of the Warrants:

  •
  The Company filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC on July 30, 2004 to enable shares to be resold thereunder. If such registration statement had not been filed with the SEC on or before such time, the Company would have been required to pay liquidated damages to each investor in an amount equal to 1.5% of the aggregate amount invested by such investor for each 30-day period, or pro rata for any portion thereof, that the registration statement was not filed ("Liquidated Damages").

  •
  Upon demand by any investor and upon any change in the exercise price of the Warrants such that additional shares of Common Stock become issuable upon the exercise of the Warrants ("Additional Shares"), the Company is obligated to file a registration statement on Form SB-2 covering the resale of the Additional Shares. If the Company does not file such registration statement within five days of an investor's demand, the Company will pay Liquidated Damages to each investor.

  •
  Within ten days of the Company becoming eligible to use a registration statement on Form S-3 for the Shares, Warrant Shares and the Additional Shares, the Company is obligated to file a registration statement on Form S-3. If such registration statement is not filed with the SEC on or before such time, the Company will be obligated to pay Liquidated Damages to each investor.

        If the registration statement filed with the SEC on July 30, 2004 (which was declared effective by the SEC as of September 10, 2004) was not declared effective by the SEC by September 13, 2004 (October 13, 2004 if the SEC reviewed the registration statement), or if any other required registration statement covering Additional Shares is not declared effective by the SEC within 90 days of the time it is required to be filed pursuant to the Registration Rights Agreement (120 days if the SEC reviews the registration statement), the Company is obligated to pay Liquidated Damages to each investor. Further, the Company is obligated to use commercially reasonable efforts to cause the registration statement(s) to remain effective until the earlier of (i) the date on which all registrable securities covered by such registration statement have been sold, or (ii) the date on which all registrable securities covered by such registration statement may be sold pursuant to Rule 144(k).

        Further, the Company is obligated to use reasonable efforts to register or qualify, or cooperate with the investors in connection with the registration or qualification of, their shares in any public offering under the blue sky laws of the following states: New York, New Jersey, Connecticut, Massachusetts, Pennsylvania, Texas, California and Nevada.

        All expenses of filing and causing each such registration statement to become and remain effective shall be borne by the Company.

        The Company granted the Management Accredited Investors registration rights that are no more favorable than the terms described above.

Warrants

        The Company issued Warrants to the Institutional Investors and the Non-Management Accredited Investors that may be exercised at a price of $0.28 per share, subject to certain anti-dilutive adjustments. The Warrants expire on June 15, 2009. The Warrants may be called by the Company at the price of $0.01 per Warrant Share if the closing bid price as reported by Bloomberg equals or exceeds $0.56 per share (subject to adjustment) for 30 consecutive trading days commencing after June 15, 2006 and after the registration statement has been declared effective by the SEC.

        Warrant holders do not have any of the rights or privileges of the Company's stockholders, including voting rights, prior to exercise of the Warrants. The Company has reserved sufficient shares of authorized Common Stock to cover the issuance of Common Stock subject to the Warrants.

        The Warrants issued to the Management Accredited Investors contain terms that are no more favorable than those described above.

Lock-up Agreements

        Pursuant to the terms of the Lock-Up Agreement, each of the Management Accredited Investors has agreed not to sell any shares of the Company's Common Stock, any options or warrants to acquire the Company's Common Stock, or any securities convertible into Common Stock, whether now owned or hereafter acquired, before the earliest of:

  •
  December 15, 2005 (18 months from the closing of the Private Placement);

  •
  the end of a period of 20 consecutive trading days, which period commences December 15, 2004 (the six-month anniversary of the closing), for which the closing bid price of a share of the Company's Common Stock as reported by Bloomberg equals or exceeds $0.60;

  •
  the date on which the Institutional Investors no longer beneficially own in the aggregate at least 50% of the number of shares of Common Stock (including shares underlying the Warrants) issued to the Institutional Investors pursuant to the Private Placement;

  •
  the completion by the Company of an underwritten public offering of shares of its Common Stock for the account of the Company;

  •
  a "Change in Control" as defined in the Lock-Up Agreement; or

  •
  the termination of such respective selling stockholder's employment with the Company other than for cause (as such term is defined below) (the earliest of such dates, the "Restricted Period").

        Notwithstanding the foregoing, subject to applicable law and any policies or procedures regarding the sale of stock by affiliates of the Company, during the Restricted Period, Messrs. Joseph Simrell, John Faltys and David Haynes each may sell his shares for aggregate gross proceeds not to exceed $100,000 if such selling stockholder first gives the Institutional Investors at least five business days' prior written notice of any proposed sale and shall sell such shares to the Institutional Investors at such prevailing market prices if the Institutional Investors so elect.

PROPOSAL 2

APPROVAL OF THE 2004 FLEXIBLE INCENTIVE PLAN

        On September 17, 2004, the Board of Directors approved the 2004 Flexible Incentive Plan, as supplemented by a Governance Document to comply with the California Corporations Code and the regulations promulgated thereunder (the "2004 Plan"), on the condition that the Plan be registered with the Securities and Exchange Commission and registered or qualified as required under applicable state securities laws, and subject to stockholder approval at this Meeting. The Governance Document shall be effective until such time as the 2004 Plan and any awards granted thereunder are no longer subject to California law. Under the 2004 Plan, the total number of shares that can be issued is 5,451,073.

Summary of the 2004 Plan

        The principal features of the 2004 Plan are summarized below, but such summary is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Exhibit C.

  Purpose.

        The purposes of the 2004 Plan are to (i) attract and retain the services of selected employees and directors of the Company; (ii) compensate consultants; (iii) motivate such persons by means of performance-based stock incentives; and (iv) promote the long-term growth and success of the Company by providing such persons with an opportunity to purchase stock of the Company.

  Shares Subject to the 2004 Plan.

        A total of 5,451,073 shares of the Company's Common Stock was authorized and reserved for issuance pursuant either to (1) the exercise of incentive stock options and non-statutory stock options granted under the 2004 Plan or (2) the grant of restricted stock under the 2004 Plan. The number of shares is subject to certain adjustment as described below under the heading "Adjustment upon Changes in Capitalization."

        To the extent any awards terminate, expire, are forfeited, are settled in cash in lieu of Common Stock, are exchanged for awards that do not involve Common Stock or are surrendered unexercised, the underlying shares may be again awarded under the 2004 Plan. In the event shares are delivered to the Company in full or partial payment of the exercise price of options, the number of shares available for future awards shall be reduced only by the net number of shares issued upon exercise of the options.

        As of October 8, 2004, no options or other awards have been granted under the 2004 Plan.

  Types of Awards.

        An option entitles the optionee to purchase shares of the Company's Common Stock at a price fixed (or a price determined under a method established) at the time the option is granted. Options granted under the 2004 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. Options that are intended to qualify as incentive stock options are subject to certain restrictions or requirements in order to assure their qualification under Section 422 of the Code. Incentive stock options are generally subject to more favorable tax treatment than non-statutory stock options. See the discussion below under the heading "Federal Income Tax Consequences" for information concerning the tax treatment of incentive stock options and non-statutory stock options.

        Restricted stock awards granted under the 2004 Plan are shares which are subject to restrictions or a substantial risk of forfeiture. See the discussion below under the heading "Federal Income Tax Consequences" for information concerning the tax treatment of restricted stock.

  Administration of the 2004 Plan.

        The 2004 Plan may be administered by the Board of Directors or, upon appointment by the Board, by a committee composed of two or more non-employee members of the Board. All members of any such committee would serve at the pleasure of the Board. The 2004 Plan is presently administered by the Company's Board of Directors. The interpretation and construction of any provision of the 2004 Plan is within the sole discretion of the members of the Board of Directors or its committee, whose determination is final and binding.

  Eligibility to Participate in the 2004 Plan.

        The Company may grant to employees (including officers and directors who are also employees) non-statutory stock options, incentive stock options and restricted stock under the 2004 Plan. The Company may grant to non-employee consultants and non-employee directors non-statutory stock options and restricted stock under the 2004 Plan.

        The Board of Directors or its committee selects the participants and determines the type of award (i.e., incentive stock option, non-statutory stock option, or restricted stock) and the number of shares to be subject to each award. In making such determination, there is taken into account a number of factors, including the employee's position and responsibilities, importance to the Company, contributions to the growth and success of the Company, and other relevant factors.

        The aggregate fair market value (determined as of the grant date) of the stock for which an employee may be granted incentive stock options that first become exercisable during any one calendar year under all the Company's incentive stock option plans may not exceed $100,000. To the extent that the aggregate fair market value of such stock exceeds $100,000, such options will be treated as non-statutory stock options, as required by Section 422 of the Code.

  Terms of Options.

        Options granted under the 2004 Plan may be either "incentive stock options" as defined in Section 422 of the Code or non-statutory stock options. The terms of options are determined by the Board of Directors or its committee. The stock option agreement between the Company and each individual optionee will state whether the options covered thereby are intended to be incentive stock options or non-statutory stock options. Each option is subject to the following additional terms and conditions:

        (a)    Exercise of the Option:    The optionee must earn the right to exercise the option by continuing to work for the Company. The Board of Directors or its committee administering the 2004 Plan determines when options granted may be exercisable, subject to earlier cessation of vesting upon termination of the optionee's employment for any reason. With respect to optionees who have been in the employ or service of the Company for one year or longer, 16.667% of the shares covered by the options vest every six months. With respect to optionees who have not been in the employ or service of the Company for one year or longer, options are typically exercisable:

  •
  as to 33.333% of the shares covered thereby, on the one-year anniversary of the date of grant; and

  •
  as to the remaining 66.666% of the shares covered thereby, 25% of the remaining balance of the shares covered by the options vest every six months.

        The 2004 Plan requires that, in any event, all options be exercisable at the rate of at least 20% per year over five years from the date of grant. An option is exercised by (i) giving written notice of exercise to the Company in the form provided by the Company, which notice specifies the number of shares of Common Stock as to which the option is being exercised, and (ii) tendering payment to the Company of the purchase price.

        The form of payment for shares to be issued upon the exercise of an option may, in the discretion of the Board of Directors or its committee, consist of cash, check or such other consideration and method of payment as may be approved by the Board of Directors or its committee.

        An optionee may pay the exercise price or purchase price of an award by delivering shares of the Company's Common Stock having a fair market value on the date of exercise equal to the exercise price. The Board of Directors or its committee may, at its sole discretion, authorize the grant of a new option (a "reload option") for the number of shares equal to the number of shares delivered or surrendered by the optionee in payment of the exercise price of the option being exercised. The exercise price of the reload option would be the fair market value of the shares of the Company's Common Stock on the date the reload option is granted. Each reload option would be exercisable no later than the time when the option being exercised could be last exercised.

        (b)    Exercise Price of Options:    The exercise price of an option is determined by the Board of Directors or its committee administering the 2004 Plan. The exercise price of a non-statutory stock option may not be less than 85% of the fair market value of the Common Stock on the grant date. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the grant date. In the case of an incentive stock option granted to a person who, immediately before the grant of such option, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least 110% of the fair market value of the Common Stock on the grant date.

        As long as the Company's Common Stock is quoted on the OTC Bulletin Board, the fair market value of the Common Stock on the date of an option grant will be equal to the average between the highest bid and lowest asked prices for the Common Stock on such date as reported on the OTC Bulletin Board or by Pink Sheets, LLC or a comparable service (or, if there is no reported closing sales price for such day, for the last preceding business day for which there was such a reported price). If the Company's Common Stock is not quoted on the OTC Bulletin Board, the 2004 Plan provides for alternative methods of calculating the fair market value of the Common Stock.

        (c)    Termination of Employment:    If the optionee's employment with the Company is terminated for any reason, other than "termination for Cause" or termination as a result of death or permanent and total disability, the options typically may be exercised within three months after such termination as to all or part of the options as to which the optionee was entitled to exercise at the time of termination.

        (d)    Termination for Cause:    If the termination of the optionee's employment with the Company is a "termination for Cause," the option shall immediately terminate and will no longer be exercisable. The 2004 Plan defines "termination for Cause" as termination of employment as a result of:

  •
  the optionee's violation of the provisions of any non-competition agreement, confidentiality agreement or proprietary rights agreement;

  •
  an illegal or negligent action by the optionee that materially and adversely affects the Company;

  •
  the optionee's failure or refusal to perform his duties (except by reason of permanent and total disability) that materially and adversely affects the Company;

  •
  the optionee's failure to comply with or conform to the Company's rules and regulations or code of conduct that materially and adversely affects the Company; or

  •
  the optionee's conviction of a felony.

        (e)    Termination of Employment Due to Death or Disability:    If the optionee dies while employed or within three months after termination of employment (other than "termination for Cause"), the options granted to him or her typically may be exercised by optionee's designated beneficiary or, if none, optionee's estate at any time within twelve months after such death, but only to the extent the optionee was entitled to exercise at the date of his or her death.

        If the optionee becomes permanently and totally disabled while employed by the Company, the options granted to him or her typically may be exercised at any time within twelve months after such disability is determined to exist, but only to the extent the optionee was entitled to exercise at the date the optionee ceased to be an employee by reason of such disability.

        (f)    Expiration of Options:    Options may not have a term greater than ten years from the grant date; provided, however, that any incentive stock option granted to an employee who, immediately before the grant of such option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company shall expire no more than five years from the grant date. No option may be exercised by any person after its expiration.

        (g)    Non-transferability of Option:    An option is nontransferable by the optionee other than by will, by the laws of descent and distribution, or by any other means permitted under the 2004 Plan.

        (h)    Other Provisions:    The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 2004 Plan as may be determined by the Board of Directors or its committee.

  Terms of Restricted Stock.

        Restricted stock constitutes shares of the Company's Common Stock that are subject to certain transfer restrictions or forfeiture provisions. The terms and conditions of this award will be determined by the Board of Directors or its committee and reflected in the optionee's grant agreement. The vesting terms of restricted stock may include performance or continued employment. If vesting is contingent on continued employment, the employment period will be determined by the Board of Directors or its committee at the date of grant. Performance-based restricted stock will vest upon the achievement of performance goals, target levels and such other terms established by the Board of Directors or its committee. Generally, any restricted stock which is not earned by the end of a restricted or performance period will be forfeited or sold back to the Company.

        Restricted stock may not be sold, assigned, pledged or otherwise disposed of during the period the shares are subject to vesting or other restrictions. However, the participant generally will have all rights of a stockholder including the right to vote the shares and the rights to receive all dividends paid on the shares.

  Adjustment upon Changes in Capitalization.

        In the event of a stock split, stock dividend, reverse stock split or combination of the Company's Common Stock, proportional adjustment will be made by the Board of Directors or its committee in the exercise or purchase price of and the number of shares covered by outstanding awards and in the number of shares reserved for issuance under the 2004 Plan.

        In the event of a merger, consolidation or conversion involving the Company whereby the Company adopts a plan of exchange or distribution affecting the Common Stock, in order to give effect to such transactions and to maintain the proportionate interest of holders and value of the awards, proportional adjustment will be made in the exercise or purchase price of and the number of shares covered by outstanding awards and in the number of shares reserved for issuance under the 2004 Plan.

        In the event of any such merger, consolidation or conversion, outstanding awards will be assumed by the successor or resulting corporation or the Board of Directors or its committee will declare that the outstanding awards will terminate upon the consummation of such transaction upon thirty days' written notice.

  Amendment and Termination of the 2004 Plan.

        The Board of Directors or its committee may modify or amend the 2004 Plan at any time or from time to time without approval of the stockholders; provided, however, the terms of any option or restricted stock that is outstanding pursuant to the 2004 Plan may not be modified adversely to the participant without such participant's consent.

        The Board of Directors or its committee may suspend or terminate the 2004 Plan at any time. In any event, the 2004 Plan will terminate on the tenth anniversary of its adoption by the Board of Directors (i.e., on October 31, 2014) provided that any options then outstanding will remain outstanding until they expire by their terms.

  Federal Income Tax Consequences.

        The following discussion is only a brief summary of the more significant effects of the federal income tax laws relating to the options and shares issuable under the 2004 Plan. The summary is based upon existing provisions of the Code, Income Tax Regulations and interpretations thereof as of the date of this Proxy Statement, all of which are subject to change. The summary does not purport to be a complete discussion of federal income tax consequences. The summary does not discuss any effects of the income tax laws of any state, locality or foreign country, or any federal estate tax or state estate, inheritance or death tax consequences. A participant's particular situation may be such that some variation of the general rules may apply. Each participant in the 2004 Plan is urged to consult with his or her own tax advisor concerning the federal (and any state or local) income tax consequences of his or her participation in the 2004 Plan.

        (a)    Incentive Stock Options:

        If an option granted under the 2004 Plan is treated as an "incentive stock option" as defined in Section 422 of the Code, the optionee will not recognize any income for regular income tax purposes upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal income tax purposes. As discussed below, the tax treatment to the optionee and the Company upon an optionee's sale of the shares will depend primarily upon whether the optionee has met certain holding period requirements at the time of sale. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability in the year of exercise.

        If an optionee exercises an incentive stock option and does not dispose of the shares received within the period ending on the later of (i) two years from the date of the grant of the option or (ii) one year after the exercise of the option, any gain realized upon disposition of the shares will be characterized as long-term capital gain subject to a maximum federal income tax rate of 15%. The amount of gain realized on the disposition of the shares will be equal to the difference between the amount realized on the disposition and the optionee's tax basis (i.e., the exercise price) in the shares. If the optionee does not dispose of the shares within the holding period specified above, the Company will not be entitled to a federal income tax deduction at any time.

        If the optionee disposes of the shares either within two years from the date the option is granted or within one year after the exercise of the option, the disposition will be treated as a "disqualifying disposition" for federal income tax purposes and an amount equal to the difference between (i) the lesser of the fair market value of the shares on the date of exercise and the amount realized on the disposition, and (ii) the exercise price will be taxed as ordinary income. Under the provisions of the Jobs and Growth Tax Relief Act of 2003 (P.L. 108-27), the maximum marginal federal tax rate on ordinary income is 35.0%. The excess, if any, of the amount realized over the fair market value of the shares at the time of the exercise of the option will be treated as short-term or long-term capital gain, as the case may be (depending upon whether the shares disposed of were held for more than one year), and any loss will be treated as capital loss. An optionee will generally be considered to have disposed of shares if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge, in certain non-taxable exchanges, in an insolvency proceeding, incident to a divorce or upon death).

        The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the exercise price is an adjustment in determining an optionee's alternative minimum taxable income for such year. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option. If a disqualifying disposition occurs in the same year as an option is exercised, the amount of ordinary income resulting from the disposition would generally offset any adjustment to alternative minimum taxable income for the year of exercise. In the case of a disqualifying disposition which occurs after the year of exercise, an individual would be required to recognize alternative minimum taxable income in the year of exercise and ordinary income in the year of the disqualifying disposition in an amount determined under the rules described above. If alternative minimum tax is paid, it will be available as a credit against tax liability in future years when "regular tax" exceeds "tentative minimum tax," subject to numerous complex restrictions and limitations. Optionees are urged to consult their own tax advisors concerning the applicability of the alternative minimum tax to their own circumstances.

        In general, there will be no federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received upon the exercise of an incentive stock option prior to satisfying the two-year and one-year holding periods described above, the Company will be entitled to a deduction for federal income tax purposes in the year of the disposition in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares.

        (b)    Non-statutory Stock Options:

        Non-statutory stock options granted under the 2004 Plan do not qualify as "incentive stock options" and, accordingly, do not qualify for any special tax benefits to the optionee. An optionee will not recognize any income at the time he or she is granted non-statutory stock options because the options are not actively traded on an established market and will have no readily ascertainable fair market value at the time of grant. However, upon the exercise of a non-statutory stock option, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be treated as compensation income subject to income tax withholding by the Company out of the other compensation paid to the optionee. If those earnings are insufficient to pay the withholding tax, the optionee will be required to make a direct payment to the Company to cover the withholding tax liability.

        Upon a sale of any shares acquired pursuant to the exercise of a non-statutory stock option, the difference between the sale price and the optionee's tax basis in the shares will be treated as a long-term or short-term capital gain or loss, as the case may be, depending on the optionee's holding period for the shares without "tacking on" any holding period for the option. The optionee's tax basis for determination of such gain or loss will ordinarily be the sum of (i) the amount paid for the shares (i.e., the exercise price), plus (ii) any ordinary income recognized as a result of the exercise of the option. If the optionee has held the shares for more than one year at the time of sale, the capital gain will be subject to a maximum federal income tax rate of 15%. If the holding period for the shares is shorter, the maximum marginal federal tax rate on ordinary income will be 35.0%.

        In general, there will be no federal income tax consequences to the Company upon the grant or termination of a non-statutory stock option or the sale or disposition of the shares acquired upon exercise of a non-statutory stock option. However, upon the exercise of a non-statutory stock option, the Company generally will be entitled to a deduction to the extent and in the year that ordinary income from the exercise of the option is recognized by the optionee.

        (c)    Restricted Stock:

        Upon the purchase of restricted stock, the participant will generally recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the purchase price at such time or times on which the restrictions lapse, terminate or expire, rather than on their value at the date of purchase. In addition, for purposes of computing the tax on any subsequent sale of the shares, the holding period of the shares will not commence until such time or times the shares become nonforfeitable.

        If the restricted stock is subject to restrictions which create a substantial risk of forfeiture (such as reverse vesting), the participant may elect, pursuant to Section 83(b) of the Code, to be taxed currently on the fair market value of the shares of restricted stock on the date of purchase. In the event the participant timely files a Section 83(b) election, the participant will recognize ordinary income for federal income tax purposes measured by the excess of the fair market value of the shares over the purchase price on the date the shares were purchased. In addition, for purposes of computing the tax on any subsequent sale of the shares, the holding period will commence on the date on which the participant purchased the shares, even though they are forfeitable. If a Section 83(b) election is made and the shares of restricted stock are later forfeited, the participant's loss is limited to the amount paid for the restricted stock.

        The income realized by the participant will be treated as compensation income subject to income tax withholding by the Company out of the other compensation paid to the participant. If those earnings are insufficient to pay the withholding tax, the participant will be required to make a direct payment to the Company to cover the withholding tax liability.

        Upon a subsequent sale of the shares, the difference between the sale price and the participant's tax basis in the shares will normally be treated as a long-term or short-term capital gain or loss, as the case may be, depending on the participant's holding period for the shares. The participant's tax basis for determination of such gain or loss will ordinarily be the sum of (i) the amount paid for the shares (i.e., the purchase price), plus (ii) any ordinary income recognized as a result of such purchase. If the participant has held the shares for more than one year at the time of sale, the capital gain will be subject to a maximum federal income tax rate of 15%. If the holding period for the shares is shorter, the maximum marginal federal tax rate on ordinary income will be 35.0%.

        In general, there will be no federal income tax consequences to the Company upon the grant or termination of an award of restricted stock or the subsequent sale or disposition of the shares by participant. However, the Company generally will be entitled to a deduction to the extent and in the year that ordinary income from the purchase of the restricted stock or the lapsing of the restrictions, as the case may be, is recognized by the participant.

New Plan Benefits

        It is the Company's belief that the benefits or amounts that may be received by or allocated to its executive officers, directors and employees, or which would have been received by or allocated to each of them for the last completed fiscal year if the 2004 Plan would have been in effect, are not reasonably determinable at this time.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2001 Flexible Incentive Plan	3,270,843	$0.06	554,913
Equity compensation plans not approved by security holders:
Stock options issued to former officer(1)	409,312	$0.03	—
Warrants issued to consultant(2)	100,000	$0.03	—
Warrants issued to Board Members(3)	1,000,000	$0.05	—
Total	4,780,155	$0.06	554,913

(1)
Issued in April 2001 to the Company's then Chief Executive Officer at an exercise price of $0.03, fully vested and with a term of five years, which option was fully exercised in May 2004.

(2)
Issued in April 2001 to a consultant at an exercise price of $0.03, fully vested and with a term of five years, which was fully exercised in April 2004.

(3)
Issued in April 2003 to the Company's non-employee Board members at an exercise price of $0.05, vesting over two years and with a term of 10 years. These warrants fully vested on June 15, 2004, as a result of the Private Placement.

        As of September 30, 2004, the Company has issued and outstanding options or warrants representing the right to purchase up to 12,570,410 shares of the Company's Common Stock, which includes (i) 4,780,155 shares underlying options and warrants accounted for in the above Equity Compensation Plan Information table less the recent exercise of warrants representing 827,312 shares of Common Stock, (ii) 7,142,393 shares underlying the Warrants, and 652,174 shares underlying the Placement Warrants, and (iii) 213,000 shares underlying options or warrants granted to non-officer employees or consultants of the Company, and 610,000 shares underlying options granted to officers of the Company, which are not included in the above table of Equity Compensation Plan Information because the securities were granted after December 31, 2003.

Stockholder Approval Required

        The 2004 Plan must be approved by the affirmative vote of the holders of a majority of the shares cast at the 2004 Annual Meeting of Stockholders in order to be adopted.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE APPROVAL OF THE 2004 FLEXIBLE INCENTIVE PLAN.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

        On April 22, 2003, the Company dismissed Deloitte & Touche LLP ("D & T") as the Company's principal accountant effective on such date. On April 22, 2003, the Company appointed Haskell & White LLP ("H & W") as the Company's new principal accountant. D & T's report on the Company's financial statements for fiscal years 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the Company's Audit Committee.

        During fiscal years 2001 and 2002 and the subsequent interim period through April 22, 2003, there were no disagreements with D & T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D & T, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

        The Company engaged H & W as its new independent accountant on April 22, 2003. During fiscal years 2001 and 2002 and the subsequent interim period through April 22, 2003, neither the Company nor anyone on its behalf engaged H & W regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a "disagreement" or a "reportable event," both as such terms are defined in Item 304 of Regulation S-B.

        Upon the Company's request, D & T furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2003, which Current Report contains the disclosure set forth above.

        At the 2004 Annual Meeting of Stockholders, the stockholders will vote on the ratification of the Audit Committee's appointment of Haskell & White LLP, registered public accounting firm, as independent auditors to audit the consolidated financial statements of the Company for the fiscal year that began January 1, 2004. A representative of Haskell & White LLP will be present at the 2004 Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Auditor Independence

        Deloitte & Touche LLP audited the Company's consolidated financial statements for the year ended December 31, 2002. In addition, the Company retained Deloitte & Touche LLP, as well as other accounting and consulting firms, to provide tax related services and foreign payroll services in 2002. The Company did not pay Haskell & White LLP, the Company's independent auditors for 2003, any fees during 2002.

        The following table presents fees billed for professional audit services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2002 and Haskell & White LLP for the fiscal year ended December 31, 2003.

	2003		2002
	Haskell & White LLP		Deloitte & Touche LLP	Haskell & White LLP
Audit Fees	$62,135	(1)	$100,000	$—
Audit Related Fees	—		—	—
Tax Fees(3)	7,500	(2)	30,255	13,500

Total	$69,635		$130,055	$13,500

(1)
Includes $20,200 of audit fees billed in 2004.

(2)
Billed in 2004.

(3)
Tax returns and related tax services.

        It is the Audit Committee's policy and procedure to approve in advance all audit engagement fees and terms and all permitted non-audit services provided by our independent auditors. The Company believes that all audit engagement fees and terms and permitted non-audit services provided by its independent auditors as described in the above table were approved in advance by its Audit Committee, except for the tax fees and other fees paid to Deloitte & Touche LLP in 2002 for non-audit services, which were approved by the Board of Directors prior to the constitution of the Audit Committee.

        The Company does not believe that any of the tax services and "other" services described in the above table were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X, because it is the Company's belief that all such services were approved in advance by the Audit Committee or by the Board of Directors prior to the existence of our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

OTHER MATTERS

        So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the 2004 Annual Meeting of Stockholders. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

        As disclosed in the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 23, 2004, Mr. Taylor, Chief Financial Officer and Vice President of Finance and Administration of Primal Solutions, Inc., announced his resignation on September 20, 2004. Mr. Taylor's resignation will become effective on October 15, 2004. The Company has initiated the process to identify a successor to Mr. Taylor.

ANNUAL REPORT

        The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 ("Annual Report") and the Company's Quarterly Report for the period ended June 30, 2004 ("Quarterly Report") are a part of the proxy soliciting material and are being mailed to the Company's stockholders together with this Proxy Statement. Additional copies of the Annual Report and/or the Quarterly Report may be obtained by contacting the Company.

HOUSEHOLDING

        As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

        The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Ms. Terrea Tamanaha, by phone at (949) 260-1500 or by fax at (949) 221-8590 or by mail to Ms. Terrea Tamanaha, 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 or by e-mail to Terrea.Tamanaha@Primal.com.

        Stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact Ms. Terrea Tamanaha by phone at (949) 260-1500 or by fax at (949) 221-8590 or by mail to Ms. Terrea Tamanaha, 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 or by e-mail to Terrea.Tamanaha@Primal.com to request multiple copies of the Proxy Statement in the future.

        Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact Ms. Terrea Tamanaha by phone at (949) 260-1500 or by fax at (949) 221-8590 or by mail to Ms. Terrea Tamanaha, 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 or by e-mail to Terrea.Tamanaha@Primal.com to request that only a single copy of the Proxy Statement be mailed in the future.

For the Board of Directors,

JOSEPH R. SIMRELL Chairman of the Board, Chief Executive Officer and President
October 8, 2004 Irvine, California

Amended December 9, 2003

PRIMAL SOLUTIONS, INC.
AUDIT COMMITTEE CHARTER

I.     Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Primal Solutions, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company and the reliability of the information reported to the public, (2) the independent auditor's qualifications and independence, (3) the Company's accounting and financial reporting principles and policies and internal controls and procedures, and (4) the compliance by the Company with applicable legal and regulatory requirements. The function of the Committee is oversight. Primary responsibly for the Company's financial reporting and internal operating controls is vested in the Company's management as overseen by the Board.

II.    Committee Membership

        The Committee shall consist of no fewer than three members. Unless otherwise approved by the Board, the members of the Committee shall meet the independence and experience requirements of the Sarbanes-Oxley Act of 2002 (the "Act"). At least one member of the Committee shall be a "financial expert," as defined under the Act and the regulations promulgated thereunder.

        The members of the Committee shall be appointed by the Board, and may be replaced by the Board. Members of the Committee may not serve on three or more audit committees (including a member's service on the Committee).

III.  Committee Authority and Responsibility

  •
  The Committee shall be solely responsible for the appointment and replacement of the independent auditor (subject, if applicable, to shareholder ratification), and shall be solely responsible for the compensation and oversight of the independent auditor.

  •
  The Committee shall approve in advance all audit engagement fees and terms and all permitted non-audit services provided by the independent auditors.

  •
  The Committee shall meet as often as it determines, but not less frequently than quarterly.

  •
  The Committee may form and delegate authority to subcommittees when appropriate.

  •
  The Committee shall have the authority to engage special legal, accounting or other consultants to advise the Committee as it determines appropriate to assist in the full performance of its functions.

  •
  The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  •
  The Committee shall meet with management and the independent auditor in separate executive sessions at least quarterly.

  •
  The Committee may meet with the Company's investment bankers or financial analysts who follow the Company.

  •
  The Committee shall make regular reports to the Board and shall submit the minutes of its meetings to the Board.

  •
  The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

  •
  The Committee shall provide a copy of the Charter to be included as an appendix to the Company's proxy statement.

  •
  The Committee shall annually review the Committee's own performance.

  •
  The Committee shall report on matters required by the rules of the Securities and Exchange Commission to be disclosed in the Company's annual proxy statement, as applicable.

        The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices satisfy all applicable requirements. In carrying out its responsibilities, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

  1.
  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis.

  2.
  Recommend to the Board of Directors, based upon a review of the Company's audited financial statements and discussions with, and written statements provided by, the management and the independent auditor, whether the audited financial statements should be included in the Company's annual report on Form 10-K.

  3.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

  4.
  Obtain from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

  5.
  Approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

  6.
  Discuss with management, prior to release, the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

  7.
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  8.
  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  9.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company's response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company's Relationship with the Independent Auditor

  10.
  Review the experience and qualifications of the senior members of the independent auditor team.

  11.
  Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

  12.
  Adopt a policy of rotating the lead audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

  13.
  Recommend to the Board guidelines for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

  14.
  Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

Compliance Oversight Responsibilities

  15.
  Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

  16.
  Discuss with the Company's counsel any significant legal matters that may have a material effect on the financial statements and the Company's compliance policies.

  17.
  Review with management and the independent auditor all transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

  18.
  Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  19.
  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting and auditing matters, and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters.

  20.
  Discuss with the Company's counsel legal and regulatory matters that may have a material impact on the Company's financial statements, and compliance policies and programs, including corporate securities trading policies.

  21.
  Review and discuss with management the filing of timely disclosures on Form 8-K.

  22.
  Review and discuss with management the annual qualification filings made under the California Corporate Disclosure Act.

  23.
  Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.

Limitation of Committee's Role

        The members of the Committee are not professionally engaged in the practice of accounting or auditing. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

As adopted by the Board of Directors
February 12, 2003

COMPENSATION COMMITTEE CHARTER
PRIMAL SOLUTIONS, INC.

I.     Purpose

        The Compensation Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Primal Solutions, Inc. (the "Company") to discharge the Board's responsibilities relating to compensation of the directors and executive officers of the Company. The Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies, and programs of the Company.

        The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement, as requested by the Board.

II.    Committee Membership

        The Committee shall consist of no fewer than three Board members. The members of the Committee shall be Non-Employee Directors as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended.(1)

(1)
A Non-Employee Director shall mean a director who:

        A.    Is not currently an officer (as defined in Rule 16a-1(f)) of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

        B.    Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

        C.    Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

        D.    Is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

        The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board, as the Board shall determine from time to time. There shall be a Chairman of the Committee, who shall be appointed by the Board.

III.  Committee Authority and Responsibilities

        1.    Annual Review.    The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO"), President, Chief Financial Officer (the "CFO"), and other executive officers; evaluate the performance of such officers in light of those goals and objectives; and recommend to the Board the compensation levels for such officers based on their evaluation. In determining the long-term incentive component of the executive officers' compensation, the Committee should consider factors that the Committee deems appropriate, including the Company's performance and relative shareholder return, the value of similar incentive awards provided to executives officers at comparable companies, and the awards given to the executive officers in past years.

        The Committee shall have responsibility for periodic review of compensation payable or awarded to outside directors and shall make recommendations to the Board from time to time.

        2.    Annual Compensation.    The Committee shall annually review and approve, for the CEO, the CEO's direct reports, and other executive officers, (a) the annual base salary level, (b) the annual

B-1

incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change of control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

        3.    Retention of Consultants and Advisors.    The Committee shall have the authority to retain and terminate from time to time compensation consultants to be used to assist in the evaluation of executive compensation and shall have authority to approve consultant's fees and other retention terms for any such consultants. The Committee shall also have authority to obtain advice and assistance from legal, accounting or other advisors, the fees and expenses of which shall be paid by the Company. In each case, the Committee shall consult with the Chairman of the Board before engaging a search firm or other external consultants or advisors.

        4.    Annual Review of Compensation Policies and Programs.    The Committee shall annually review and make recommendations to the Board with respect to the compensation programs and policies applicable to all directors, officers and other key employees, including incentive-compensation plans and equity-based plans; and shall approve all new incentive plans and major benefit programs.

        5.    Stock Option Committee Function.    The Committee shall exercise all authority of the Board under the 2001 Flexible Incentive Plan, as amended, and any additional stock option, stock purchase or similar incentive plans that may be established and approved by the Board (each, as amended and/or restated from time to time, the "Plans"), and to administer the Plans as provided therein. Such authority shall include without limitation, such activities as: (a) participating in the establishment of option guidelines and general size of overall grants, (b) selecting participants in the Plans, (c) interpreting the Plans, (d) making grants and awards under the Plans, (e) determining rules, regulations and guidelines relating to the Plans as the Committee may deem necessary or proper, (f) modifying existing or canceling existing grants and submitting new grants (in accordance with the Plans), and (g) carrying out other duties not inconsistent with the Plans or this Charter.

        6.    Delegation.    The Committee may form and delegate authority to subcommittees when appropriate.

        7.    Regular Reporting.    The Committee shall make regular reports to the Board.

        8.    Periodic Evaluation.    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

IV.    Meetings

        The Committee shall meet as frequently as the Committee may from time to time determine may be appropriate. A majority of the committee members shall constitute a quorum.

        Teleconferences may also be held at such other times as shall be reasonably requested by the Chairman of the Board, Chairman of the Committee, or the Company's management.

        At the invitation of the Committee Chairman, the meetings will be attended by the Chairman of the Board, CEO, and other persons as are appropriate to matters under consideration.

B-2

PRIMAL SOLUTIONS, INC.
2004 FLEXIBLE INCENTIVE PLAN

SECTION 1. PURPOSES OF THIS PLAN

        The purposes of the Primal Solutions, Inc. 2004 Flexible Incentive Plan are to (a) promote the interests of Primal Solutions, Inc. (the "Company") and its stockholders by enabling the Company and each of its Subsidiaries (as hereinafter defined) to (1) attract, motivate and retain their respective employees and Directors (as hereinafter defined) by offering such employees and Directors performance-based stock incentives and other equity interests in the Company and other incentive awards and (2) compensate Consultants (as hereinafter defined) by offering such Consultants performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and (b) promote the Company's long-term growth and success. To achieve these purposes, eligible Persons (as hereinafter defined) may receive Stock Options or Restricted Stock (as such terms are hereinafter defined), or any combination thereof.

SECTION 2. DEFINITIONS

        As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

        2.1   "Award" shall mean the grant of a Stock Option or Restricted Stock pursuant to this Plan.

        2.2   "Award Period" shall have the meaning set forth in Subsection 13.2 of this Plan.

        2.3   "Book Value" shall mean the excess of the value of the assets of an entity over the liabilities of such entity (determined in accordance with United States generally accepted accounting principles, consistently applied).

        2.4   "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

        2.5   "Cause" shall mean (a) the Participant's violation of the provisions of any non-competition agreement, confidentiality agreement or proprietary rights agreement; (b) an illegal or negligent action by the Participant that materially and adversely affects the Company; (c) the Participant's failure or refusal to perform his duties (except by reason of Disability) that materially and adversely affects the Company; (d) the Participant's failure to comply with or conform to the Company's rules and regulations or code of conduct that materially and adversely affects the Company; or (e) the Participant's conviction of a felony.

        2.6   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

        2.7   "Committee" shall mean the Committee, if any, established by the Board to administer the Plan, as such Committee may be constituted from time to time; provided, however, membership on the Committee shall be limited to "Non-Employee Directors" (as that term is defined in Rule 16b-3 (or any successor to such rule) promulgated under the Exchange Act) who are also "outside directors," as required pursuant to Section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder; and provided, further, the Committee will consist of not less than two (2) directors. All members of the Committee will serve at the pleasure of the Board. If no Committee shall be established by the Board, the term "Committee" shall refer to the Board.

        2.8   "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

        2.9   "Company" shall have the meaning set forth in Section 1 of this Plan.

        2.10   "Consultant" shall mean any Person who or which is engaged by the Company or any Subsidiary to render consulting services.

        2.11   "Corporate Transaction" shall mean any recapitalization (other than a transaction contemplated by Subsection 9.1(a) of this Plan), merger, consolidation or conversion involving the Company or any exchange of securities involving the Common Stock.

        2.12   "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in a manner authorized by the Committee or the Board, to exercise the rights of such Participant in the event of such Participant's death. In the absence of an effective designation by a Participant, the Designated Beneficiary shall be such Participant's estate.

        2.13   "Director" shall mean any member of the Board.

        2.14   "Disability" shall mean permanent and total inability to engage in any substantial gainful activity, even with reasonable accommodation, by reason of any medically determinable physical or mental impairment which has lasted or can reasonably be expected to last without material interruption for a period of not less than twelve (12) months, as determined in the sole discretion of the Committee or the Board.

        2.15   "Effective Date" shall mean November 1, 2004.

        2.16   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation).

        2.17   "Fair Market Value" shall mean the fair market value of the Shares determined as follows:

          (a)   If the principal market for the Common Stock is a national securities exchange or The Nasdaq Stock Market, then the Fair Market Value as of that date shall be the average between the lowest and highest reported sale prices of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading;

          (b)   If sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on The Nasdaq Stock Market, the Fair Market Value as of that date shall be the average between the highest bid and lowest asked prices for the Common Stock on such date as reported on the OTC Bulletin Board or by the Pink Sheets, LLC or a comparable service; or

          (c)   If the day is not a business day, and as a result, paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs (a) and (b) next above are otherwise inapplicable, then the Fair Market Value of the Shares shall be determined in good faith by the Committee. Notwithstanding the foregoing, with respect to Incentive Stock Options, Fair Market Value must be determined in accordance with Section 422 of the Code.

        2.18   "Group" shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act.

        2.19   "Incentive Stock Option" shall mean any option to purchase Shares awarded pursuant to this Plan which qualifies as an "Incentive Stock Option" pursuant to Section 422 of the Code.

        2.20   "Material Subsidiary" shall mean any Subsidiary of which the Book Value or fair market value (whichever is greater) constitute fifty percent (50%) or more of the Book Value of the Company. The fair market value of a Subsidiary will be determined in good faith by the Board.

        2.21   "Mature Shares" shall mean any Shares held by an Optionee for a period of six (6) months or more.

        2.22   "Named Executive Officers" shall have the meaning set forth in Subsection 13.1 of this Plan.

        2.23   "Non-Statutory Stock Option" shall mean any option to purchase Shares awarded pursuant to this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated as or intended to qualify as an Incentive Stock Option).

        2.24   "Non-Share Method" shall have the meaning set forth in Subsection 6.6(c) of this Plan.

        2.25   "Optionee" shall mean any Participant who has been granted or holds a Stock Option awarded pursuant to this Plan.

        2.26   "Participant" shall mean any Person who has been granted or holds an Award granted pursuant to this Plan.

        2.27   "Permitted Modification" shall be deemed to be any modification of an Award which is made in connection with a Corporate Transaction and which provides, in connection with a Stock Option, that subsequent to the consummation of the Corporate Transaction (a) the exercise price of such Stock Option will be proportionately adjusted to reflect the exchange ratio applicable to the particular Corporate Transaction and/or (b) the nature and amount of consideration to be received upon exercise of the Stock Option will be the same (on a per share basis) as was received by Persons who were holders of shares of Common Stock immediately prior to the consummation of the Corporate Transaction.

        2.28   "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization or any other form of business organization.

        2.29   "Plan" shall mean this Primal Solutions, Inc. 2004 Flexible Incentive Plan as it may be amended from time to time.

        2.30   "Reload Option" shall mean a Stock Option as defined in Subsection 6.6(b) of this Plan.

        2.31   "Reorganization" shall mean any stock split, stock dividend, reverse stock split, combination of Shares or any other similar increase or decrease in the number of Shares issued and outstanding.

        2.32   "Restricted Stock" shall mean any Shares granted pursuant to this Plan that are subject to restrictions or a substantial risk of forfeiture.

        2.33   "Section 162(m)" shall have the meaning set forth in Subsection 13.1 of this Plan.

        2.34   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

        2.35   "Share Retention Method" shall have the meaning set forth in Subsection 6.6(c) of this Plan.

        2.36   "Shares" shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

        2.37   "Stock Option" shall mean any Incentive Stock Option or Non-Statutory Stock Option.

        2.38   "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

        2.39   "Transactional Consideration" shall have the meaning set forth in Subsection 9.1(b) of this Plan.

SECTION 3. ADMINISTRATION OF THIS PLAN

        3.1    Committee/Board.    This Plan shall be administered and interpreted by the Committee and/or the Board.

        3.2    Awards.

          (a)   Subject to the provisions of this Plan and directions from the Board, the Committee has the discretionary authority to:

            (1)   determine the Persons to whom Awards are to be granted;

            (2)   determine the types and combinations of Awards to be granted; the number of Shares to be covered by an Award; the exercise price of an Award; the time or times when an Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award;

            (3)   construe and interpret the provisions of this Plan, including, without limitation, resolving any ambiguities or contradictions; correcting deficiencies; and supplying omissions;

            (4)   prescribe, amend and rescind rules and regulations relating to this Plan;

            (5)   determine whether, to what extent and under what circumstances to provide loans from the Company to Participants to exercise Awards granted pursuant to this Plan, and the terms and conditions of such loans;

            (6)   rely upon employees of the Company or third party administrators for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan; and

            (7)   make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

          (b)   Without limiting the Board's right to amend this Plan pursuant to Section 11 of this Plan, the Board may take all actions authorized by Subsection 3.2(a) of this Plan, including, without limitation, granting such Awards pursuant to this Plan as the Board may deem necessary or appropriate.

        3.3    Procedures.

          (a)   Proceedings by the Board with respect to this Plan will be conducted in accordance with the Certificate of Incorporation and Bylaws of the Company, as the same may be amended from time-to-time.

          (b)   A majority of the Committee members shall constitute a quorum for action by the Committee. All determinations of the Committee shall be made by not less than a majority of all Committee members.

          (c)   All questions of interpretation and application of this Plan or questions pertaining to any question of fact or Award granted hereunder will be decided by the Committee or the Board, whose decision will be final, conclusive, and binding upon the Company and each other affected party. In the event of a conflict between any decision of the Committee and of the Board, the decision of the Board shall be controlling.

SECTION 4. SHARES SUBJECT TO PLAN

        4.1    Limitations.    The maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan shall not exceed 5,451,073 unless increased or decreased by reason of changes in the capitalization of the Company as hereinafter provided or by amendment of this Plan. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

        4.2    Changes.    To the extent that any Award granted pursuant to this Plan shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option, the number of Shares available for future Awards granted pursuant to this Plan shall be reduced only by the net number of Shares issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued pursuant to this Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, such Shares may again be made the subject of an Award granted pursuant to this Plan. Awards will not reduce the number of Shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of Shares.

SECTION 5. ELIGIBILITY

        5.1    Eligibility.    Eligibility for participation in this Plan shall be confined to those individuals who are employed by the Company or a Subsidiary and such Consultants and Directors as may be designated by the Committee or the Board. In making any determination as to Persons to whom Awards shall be granted, the type of Award and/or the number of Shares to be covered by the Award, the Committee or the Board shall consider the position and responsibilities of the Person, the importance of the Person to the Company, the duties of the Person, the past, present and potential contributions of the Person to the growth and success of the Company and such other factors as the Committee or the Board may deem relevant in connection with accomplishing the purposes of this Plan.

SECTION 6. STOCK OPTIONS

        6.1    Grants.    The Committee or the Board may grant Stock Options alone or in addition to other Awards granted pursuant to this Plan to any eligible Person. Each Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Committee or the Board. The Committee or the Board shall specify whether such Stock Option is an Incentive Stock Option or a Non-Statutory Stock Option and any other terms or conditions relating to such Award; provided, however, only employees of the Company or a Subsidiary may be granted Incentive Stock Options. Each Person to be granted a Stock Option shall enter into a written agreement with the Company, in such form as the Committee or the Board may prescribe, setting forth the terms and conditions (including, without limitation, the exercise price and vesting schedule) of the Stock Option. At any time and from time to time, the Optionee and the Committee or the Board may agree to modify an option agreement in such respects as they may deem appropriate, including, without limitation, the conversion of an Incentive Stock Option into a Non-Statutory Stock Option. The Committee or the Board may require that an Optionee meet certain conditions before the Stock Option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or a Subsidiary for a stated period or periods of time.

        6.2    Incentive Stock Options Limitations.

          (a)   In no event shall any individual be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any incentive stock options granted pursuant to any other plans of the Company or its Subsidiaries) that may be exercised for the first time by such individual in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Subsection 6.2(a) be the maximum limitation on Stock Options which may be considered Incentive Stock Options pursuant to the Code.

          (b)   The option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

          (c)   Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option unless the option exercise price of such Incentive Stock Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

          (d)   In no event shall any individual be granted an Incentive Stock Option after the expiration of ten (10) years from the earlier of the date this Plan is adopted or the date this Plan is approved by the stockholders of the Company (if stockholder approval is required by Section 422 of the Code).

          (e)   To the extent stockholder approval of this Plan is required by Section 422 of the Code, (1) no individual shall be granted an Incentive Stock Option unless this Plan is approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is initially adopted and (2) in the event this Plan is amended to increase the number of Shares subject to issuance upon the exercise of Incentive Stock Options or to change the class of employees eligible to receive Incentive Stock Options, no individual shall be granted an Incentive Stock Option unless such amendment is approved by the stockholders of the Company within twelve (12) months before or after such amendment.

          (f)    To maintain special tax treatment for Incentive Stock Options, to the extent required by Section 421 of the Code, an Optionee may not dispose of the Shares acquired pursuant to the exercise of an Incentive Stock Option within two years after the date of grant nor within one year after the Optionee receives the Shares following exercise of the Incentive Stock Option. This limitation on disposal does not apply to Shares acquired pursuant to the exercise of an Incentive Stock Option after an Optionee's death by his or her estate or heirs, as applicable.

          (g)   To the extent that any Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to authorize the issuance of Incentive Stock Options, the time or manner of its exercise or otherwise), such Stock Option, or the portion thereof which does not qualify, shall be deemed to constitute a Non-Statutory Stock Option.

        6.3    Option Term.    The term of a Stock Option shall be for such period of time from the date of its grant as may be determined by the Committee or the Board; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant and no Incentive Stock Option shall be granted to any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary unless the term of such Incentive Stock

Option is equal to or less than five (5) years measured from the date on which such Incentive Stock Option is granted.

        6.4    Time of Exercise.    No Stock Option may be exercised unless it is exercised prior to the expiration of its stated term and, in connection with options granted to employees of the Company or its Subsidiaries, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of such Stock Option, employed by the Company or a Subsidiary, provided that, except as otherwise specified in the applicable option agreement:

          (a)   A Stock Option may, to the extent vested as of the date the Optionee ceases to be an employee of the Company or a Subsidiary, be exercised during the three-month period immediately following the date the Optionee ceases (for any reason other than death, Disability or termination for Cause) to be an employee of the Company or a Subsidiary (or within such other period as may be specified in the applicable option agreement), provided that, if the Stock Option has been designated as an Incentive Stock Option and the option agreement provides for a longer exercise period, the exercise of such Stock Option after such three-month period shall be treated as the exercise of a Non-Statutory Stock Option;

          (b)   If the Optionee dies while in the employ of the Company or a Subsidiary, or within three months after the Optionee ceases (for any reason other than termination for Cause) to be such an employee, a Stock Option may, to the extent vested as of the date of the Optionee's death, be exercised by the Optionee's Designated Beneficiary during the one-year period immediately following the date of the Optionee's death (or within such other period as may be specified in the applicable option agreement);

          (c)   If the Optionee ceases to be an employee of the Company or a Subsidiary by reason of the Optionee's Disability, a Stock Option, to the extent vested as of the date the Optionee ceases to be an employee of the Company or a Subsidiary, may be exercised during the one-year period immediately following the date on which the Disability is determined to exist (or within such other period as may be specified in the applicable option agreement); provided that, if the Stock Option has been designated as an Incentive Stock Option and the option agreement provides for a longer exercise period, the exercise of such Stock Option after such one-year period shall be treated as the exercise of a Non-Statutory Stock Option;

          (d)   If the Optionee's employment is terminated for Cause, all Stock Options held by such Optionee shall immediately and simultaneously terminate and will no longer be exercisable; and

          (e)   An Optionee's employment relationship with the Company or Subsidiary will be considered to continue during a leave of absence to the extent so provided in the personnel policies of the Company or Subsidiary; provided that with respect to an Incentive Stock Option, such employment relationship shall not be considered continued for a period exceeding that set forth in Treasury Regulation Section 1.421-7(h)(2). Nothing contained in this Subsection 6.4 will be deemed to extend the term of a Stock Option or to revive any Stock Option which has previously lapsed or been canceled, terminated or surrendered. Stock Options granted under this Plan to Consultants or Directors will contain such terms and conditions with respect to the death or Disability of a Consultant or Director or termination of a Consultant's or Director's relationship with the Company as the Committee or the Board deems necessary or appropriate. Such terms and conditions will be set forth in the option agreements evidencing the grant of such Stock Options.

        6.5    Vesting of Stock Options.

          (a)   Each Stock Option granted pursuant to this Plan may only be exercised to the extent that the Optionee is vested in such Stock Option. Each Stock Option shall vest separately in accordance with the option vesting schedule determined by the Committee or the Board, which will be incorporated in the option agreement entered into between the Company and such Optionee.

          (b)   In the event of the dissolution or liquidation of the Company, each Stock Option granted pursuant to this Plan shall terminate as of a date to be fixed by the Committee or Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee. Upon the date fixed by the Committee or the Board, any unexercised Stock Options shall terminate and be of no further effect.

        6.6    Manner of Exercise of Stock Options.

          (a)   Stock Options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a written notice delivered by the Optionee to the Company. The purchase price of the Shares as to which a Stock Option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

            (1)   in cash (including check, bank draft or money order); or

            (2)   by other consideration deemed acceptable by the Committee or the Board in its sole discretion, including, without limitation, Shares, promissory notes, or the proceeds of loans made or guaranteed by the Company or a Subsidiary.

          (b)   If an Optionee delivers Mature Shares (including Shares of Restricted Stock) already owned by the Optionee in full or partial payment of the exercise price for any Stock Option, the Committee or the Board may, in its sole discretion, authorize the grant of a new Stock Option (a "Reload Option") for that number of Shares equal to the number of already owned Shares surrendered (including Shares of Restricted Stock). The grant of a Reload Option will become effective upon the exercise of the underlying Stock Option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no later than the time when the underlying stock option being exercised could be last exercised. The Committee or the Board may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

          (c)   The amount, as determined by the Committee or the Board, of any federal, state or local tax required to be withheld by the Company due to the exercise of a Stock Option shall, subject to the authorization of the Committee or the Board, be satisfied, at the election of the Optionee, either (1) by payment by the Optionee to the Company of the amount of such withholding obligation in cash or other consideration acceptable to the Committee or the Board in its sole discretion (the "Non-Share Method") or (2) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the Stock Option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the "Share Retention Method"). If an Optionee elects to use the Share Retention Method in full or partial satisfaction of any tax liability resulting from the exercise of a Stock Option, the Committee or the Board may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the Optionee arising out of the exercise of such Stock Option. Such Reload Option will be granted at the price and on the terms set forth in Subsection 6.6(b) of this Plan. The cash payment or an amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities.

          (d)   An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that such Stock Option is exercised and one or more certificates representing such Shares shall have been delivered to the Optionee.

SECTION 7. RESTRICTED STOCK

        7.1    Grants.    The Committee or the Board may grant Awards of Restricted Stock to any Consultant, Director or employee of the Company or a Subsidiary for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee or the Board, in its sole discretion. Restricted Stock may not be acquired with the proceeds of a nonrecourse loan that is made or guaranteed by the Company or a Subsidiary. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee or the Board, in its sole discretion, may specify any particular rights which the Participant to whom a grant of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). Further, the Committee or the Board may grant performance-based Awards consisting of Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee or the Board may determine. The Committee or the Board shall also determine when the restrictions shall lapse or expire and the conditions, if any, pursuant to which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. Unless otherwise set forth in this Plan, Restricted Stock may not be sold, pledged, encumbered or otherwise disposed of by the recipient until the restrictions specified in the Award expire. Awards of Restricted Stock are subject to acceleration of vesting, termination of restrictions and termination in the same manner as Stock Options pursuant to Subsections 6.4 and 6.5 of this Plan.

        7.2    Awards and Certificates.    Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee or the Board, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the certificates evidencing Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

SECTION 8. COMPLIANCE WITH SECURITIES AND OTHER LAWS

        8.1    Conditions.    As a condition to the issuance or transfer of any Award or any security issuable in connection with such Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (a) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (b) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Award or any security issuable in connection with such Award until the Committee or the Board has determined that such issuance, delivery or transfer will not violate applicable securities laws and that the recipient has tendered to the Company any federal, state or local tax owed as a result of such issuance, delivery or transfer, when the Company has a legal liability to satisfy such tax obligation. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Award or any security issuable in connection with such Award or any agreement, instrument or certificate evidencing such Award or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange

Act, or under any other state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Award or any security issuable in connection with such Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Award or any security issuable in connection with such Award if such refusal is based upon the foregoing provisions of this Section 8. As a condition to any issuance, delivery or transfer of any Award or any security issuable in connection with such Award, the Company may place legends on any agreement, instrument or certificate evidencing such Award or security, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the recipient of such Award or security to the effect that such recipient is acquiring such Award or security solely for investment and not with a view to distribution and that no distribution of the Award or the security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

SECTION 9. ADJUSTMENTS UPON THE OCCURRENCE OF A REORGANIZATION OR CORPORATE TRANSACTION

        9.1    Adjustments.

          (a)   In the event of a Reorganization, the number of Shares subject to this Plan and to each outstanding Award, and the exercise price of each Award which is based upon Shares, shall (to the extent deemed appropriate by the Committee or the Board) be proportionately adjusted (as determined by the Committee or the Board in its sole discretion) to account for any increase or decrease in the number of issued and outstanding Shares of the Company resulting from such Reorganization.

          (b)   If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property (hereinafter collectively referred to as "Transactional Consideration") as a result of such Corporate Transaction and continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction, the Awards will remain outstanding and will continue in full force and effect (without any modification) following the consummation of the Corporate Transaction.

          (c)   If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do receive Transactional Consideration as a result of such Corporate Transaction or do not continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction, the terms and conditions of the Awards will be modified as follows:

            (1)   If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction of the Awards granted pursuant to this Plan without any modification or amendment (other than Permitted Modifications and the modifications contemplated by Subsection 7.1 of this Plan), such Awards will remain outstanding and will continue in full force and effect following the consummation of such

    Corporate Transaction (subject to such Permitted Modifications and other contemplated modifications).

            (2)   If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction of the Awards granted pursuant to this Plan without any modification or amendment (other than Permitted Modifications), all unexercised Awards that are not to be assumed will automatically terminate and cease to be outstanding upon consummation of such Corporate Transaction; provided however, that no less than thirty (30) days' written notice of consummation of such Corporate Transaction shall be given to each Optionee.

  Nothing contained in this Section 9 will be deemed to extend the term of an Award or to revive any Award that has previously lapsed or been canceled, terminated or surrendered.

SECTION 10. AMENDMENT OR TERMINATION OF THIS PLAN

        10.1    Amendment of This Plan.    Notwithstanding anything contained in this Plan to the contrary, all provisions of this Plan (including, without limitation, the maximum number of Shares that may be issued with respect to Awards to be granted pursuant to this Plan) may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding pursuant to this Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder.

        10.2    Termination of This Plan.    The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective. Termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

SECTION 11. AMENDMENTS AND ADJUSTMENTS TO AWARDS

        11.1    Amendments and Adjustments.    The Committee or the Board may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of this Plan, including, without limitation, (a) to change the date or dates as of which and/or the terms and conditions pursuant to which (1) a Stock Option becomes exercisable or (2) an Award is deemed earned; (b) to amend the terms of any outstanding Award to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Award; or (c) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as the Committee or the Board determines in its sole discretion to be appropriate including, but not limited to, having an exercise price per share which may be higher or lower than the exercise price per share of the canceled Award. The Committee or the Board may also make adjustments in the terms and conditions of, and the criteria included in agreements evidencing Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 9 of this Plan) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations or accounting principles, whenever the Committee or the Board determines that such adjustments are appropriate to prevent reduction or enlargement of the benefits or potential benefits intended to be made available pursuant to this Plan. Any provision of this Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee or the Board may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled

Award equal in value to the Fair Market Value of such canceled Award. The determinations of value pursuant to this Section 11 shall be made by the Committee or the Board in its sole discretion.

SECTION 12. GENERAL PROVISIONS

        12.1    No Limit on Other Compensation Arrangements.    Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        12.2    No Right to Employment or Continuation of Relationship.    Nothing in this Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or a Subsidiary or to continue as a Consultant or Director. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or Director with the Company or any Subsidiary, free from any liability or any claim pursuant to this Plan, unless otherwise expressly provided in this Plan or in any agreement evidencing an Award made under this Plan. No Consultant, Director or employee of the Company or any Subsidiary shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of any Consultant, Director or employee of the Company or any Subsidiary or of any Participants.

        12.3    GOVERNING LAW.    THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

        12.4    Severability.    If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee or the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee or the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

        12.5    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee or the Board shall determine, in its sole discretion, whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        12.6    Headings.    Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        12.7    Effective Date.    The provisions of this Plan that relate to the grant of Incentive Stock Options shall be effective as of the date of the approval of this Plan by the stockholders of the Company.

        12.8    Transferability of Awards.    Incentive Stock Options shall not be transferable otherwise than by will or the laws of descent and distribution. Incentive Stock Options may be exercised, during the lifetime of the holder, only by the holder. Non-Statutory Stock Options and Restricted Stock may be transferred upon approval of the Committee or the Board, subject to the terms of the Plan and related Award agreements. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Award shall be null and void and without effect.

        12.9    Rights of Participants.    Except as hereinbefore expressly provided in this Plan, any Person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

        12.10    No Limitation Upon the Rights of the Company.    The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

        12.11    Date of Grant of an Award.    Except as noted in this Subsection 12.11, the granting of an Award shall take place only upon the execution and delivery by the Company and the Participant of a written agreement and neither any other action taken by the Committee or the Board nor anything contained in this Plan or in any resolution adopted or to be adopted by the Committee, the Board or the stockholders of the Company shall constitute the granting of an Award pursuant to this Plan. Solely, for purposes of determining the Fair Market Value of the Shares subject to an Award, such Award will be deemed to have been granted as of the date of Board or Committee action to approve the Award, or such later date as is specified by the Committee or the Board, notwithstanding any delay which may elapse in executing and delivering the applicable agreement.

        12.12    Withholding.    The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option (or an Award, as applicable), prior to the determination by the Committee that the Optionee has tendered to the Company (in cash, Shares, or such other consideration as is acceptable to the Committee) any federal, state or local tax owed by the Optionee as a result of the Award, if the Company has or may have a legal liability to satisfy such tax obligation.

SECTION 13. NAMED EXECUTIVE OFFICERS

        13.1    Applicability of Section 13.    The provisions of this Section 13 shall apply only to those executive officers (a) whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402 (or any successor thereto) of Regulation S-K (or Regulation S-B) (or any successor thereto) under the general rules and regulations under the Exchange Act and (b) whose total compensation, including estimated Awards, is determined by the Committee or the Board possibly to be subject to the limitations on deductions imposed by Section 162(m) (or any successor thereto) of the Code ("Section 162(m)") ("Named Executive Officers"). In the event of any inconsistencies between this Section 13 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 13 shall control.

        13.2    Establishment of Performance Goals.    Awards for Named Executive Officers, other than Options, shall be based on the attainment of certain performance goals. No later than the earlier of (a) ninety (90) days after the commencement of the applicable fiscal year of the Company or one of its Subsidiaries or such other award period as may be established by the Committee or the Board ("Award Period") and (b) the completion of twenty-five percent (25%) of such Award Period, the Committee or the Board shall establish, in writing, the performance goals applicable to each such Award for Named Executive Officers. At the time the performance goals are established, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Named Executive Officer if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Named Executive Officer. The terms of the objective formula or standard shall preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The material terms of the performance goals for Named Executive Officers and the compensation payable thereunder shall be submitted to the stockholders of the Company for their review and approval if and to the extent required for such compensation to be deductible pursuant to Section 162(m) (or any successor thereto) of the Code, and the Treasury regulations thereunder. Stockholder approval, if necessary, shall be obtained for such performance goals prior to any Award being paid to such Named Executive Officer. If stockholder approval is required and not received with respect to such performance goals, no amount shall be paid to such Named Executive Officer for such applicable Award Period pursuant to this Plan.

        13.3    Components of Awards.    Each Award granted to a Named Executive Officer, other than Options, shall be based on performance goals that are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met. Except as provided in Subsection 13.8 of this Plan, performance measures that may serve as determinants of Named Executive Officers' Awards shall be limited to one or more of the following measures: earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; operating profits; stock price; and sales or expenses. Within ninety (90) days following the end of each Award Period, the Committee or the Board shall certify in writing that the performance goals, and any other material terms were satisfied. Thereafter, Awards shall be made for each Named Executive Officer as determined by the Committee or the Board. The Awards may not vary from the pre-established amount based on the level of achievement.

        13.4    No Mid-Year Change in Awards.    Except as provided in Subsections 13.8 and 13.9 of this Plan, each Named Executive Officer's Awards shall be based exclusively on the performance measures established by the Committee or the Board pursuant to Subsections 13.2 and 13.3 of this Plan.

        13.5    No Partial Award Period Participation.    A Named Executive Officer who becomes eligible to participate in this Plan after performance goals have been established in an Award Period pursuant to Subsections 13.2 and 13.3 of this Plan may not participate in this Plan prior to the next succeeding Award Period, except with respect to Awards which are Stock Options.

        13.6    Performance Goals.    Except as provided in Subsection 13.8 of this Plan, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout, except with respect to Awards which are Stock Options, when the minimum performance goals are not met or exceeded.

        13.7    Individual Performance and Discretionary Adjustments.    Except as provided in Subsection 13.8 of this Plan, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Awards, other than Awards which are Options. The payment of such Awards shall be entirely dependent upon the attainment of the preestablished performance goals.

        13.8    Amendments.    No amendment of this Plan with respect to any Named Executive Officer may be made which would (a) increase the maximum amount that can be paid to any one Participant pursuant to this Plan, (b) change the specified performance goal for payment of Awards, or (c) modify the requirements as to eligibility for participation in this Plan, unless the Company's stockholders have first approved such amendment in a manner that would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee or the Board shall amend this Section 13 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

        13.9    Options.    Notwithstanding any provision of this Plan (including the provisions of this Section 13) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to Stock Options which are granted hereunder is based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no Stock Option may be granted hereunder to a Named Executive Officer with an exercise price less than the Fair Market Value of the Shares on the date of grant. Furthermore, the maximum number of Shares (or cash equivalent value) with respect to which Stock Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed 2,725,536.5 Shares (fifty percent (50%) of the Shares listed in Section 4.1 of this Plan), subject to adjustment as provided in Section 9 of this Plan.

        13.10    Maximum Amount of Compensation.    The maximum amount of compensation payable as an Award (other than an Award which is a Stock Option) to any Named Executive Officer during any calendar year may not exceed $1,000,000.

GOVERNANCE DOCUMENT

Primal Solutions, Inc. 2004 Flexible Incentive Plan

        This Governance Document is made effective as of November 1, 2004 and relates to and governs the Primal Solutions, Inc. 2004 Flexible Incentive Plan (the "Plan") and the granting of Stock Options or Restricted Stock, or any combination thereof, under the Plan. Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Plan.

        WHEREAS, the Board of Directors (the "Board") of Primal Solutions, Inc. (the "Company") has authorized and approved the Plan; and

        WHEREAS, the Board deems it necessary and desirable to impose upon the Plan the terms, conditions and limitations set forth herein.

        NOW THEREFORE, the Plan and any and all actions thereunder, including, without limitation, the granting of Stock Options or Restricted Stock, or any combination thereof, shall be subject to each and every one of the following terms, conditions and limitations, which shall be in addition to, not in lieu of, the terms, conditions and limitations of the Plan.

        1.    Non-Statutory Stock Options.    Notwithstanding anything in the Plan to the contrary, the option exercise price of a Non-Statutory Stock Option shall not be less than eighty-five percent (85%) of the Fair Market Value of the Shares subject to such Non-Statutory Stock Option on the date of the grant of such Non-Statutory Stock Option.

        2.    Transferability of Stock Options.    Notwithstanding anything in the Plan to the contrary, Stock Options shall not be transferable other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in 17 C.F.R.240.16a-1(e).

        3.    Vesting.    Each Stock Option shall vest separately in accordance with the option vesting schedule determined by the Committee or the Board, which will be incorporated in the option agreement entered into between the Company and such Optionee ("Option Agreement"); provided, however, that Stock Options shall vest at the rate of at least twenty percent (20%) per year over five (5) years from the date the Stock Option is granted, subject to reasonable conditions such as continued employment as may be provided for in any Option Agreement.

        4.    Termination.    The Plan shall terminate ten (10) years from its effective date; provided, however, that the Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. The Board or Committee may provide that an Option Agreement shall terminate upon the terms and conditions set forth therein, but in no event later than ten (10) years from the effective date of the Option Agreement.

        5.    Financial Statements.    Participants having Stock Options or Restricted Stock outstanding and each person owning Shares acquired under the Plan will receive copies of financial statements of the Company at least annually. This section does not require the use of financial statements in accordance with Section 260.613 of Title 10 of the California Code of Regulations (the "Rules"). The Company shall not be required to provide such financial statements to key employees whose duties in connection with the Company assure them access to equivalent information.

        6.    Stockholder Approval.    The Plan must be approved by the stockholders within twelve (12) months after the Plan was adopted (i) by a majority of shares present in person or represented by proxy at the meeting and entitled to vote, or (ii) by written consent signed by the holders of a majority of all shares entitled to vote. Any securities purchased before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan was adopted. Such securities shall not be counted in determining whether such approval is obtained.

        7.    Rights as Stockholder.    A Stock Option shall not entitle any Optionee to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of a Stock Option unless and until the Stock Option has been exercised for such Shares and such Shares have been registered in the Optionee's name upon the stock records of the Company. Restricted Stock shall entitle each Participant to the rights of a stockholder of the Company including any notice of proceedings once the Shares have been registered in the Participant's name in the stock records of the Company unless the Restricted Stock is subject to restrictions which have not been released, expired or lapsed.

        8.    Purchase Price of Restricted Stock.    The purchase price of Restricted Stock shall be

          (a)   At least eighty-five percent (85%) of the Fair Market Value of such Restricted Stock at the time the person is granted the right to purchase such Restricted Stock, or at the time the purchase is consummated; or

          (b)   At least one hundred percent (100%) of the Fair Market Value of the Restricted Stock either at the time the person is granted the right to purchase such Restricted Stock, or at the time the purchase is consummated, in the case of any person who owns securities possessing more than ten percent (10%) of the total combined voting power or value or all classes of securities of the Company or its Subsidiaries.

        9.    Repurchase Price of Restricted Stock.    In the event Restricted Stock is subject to conditions, such as Participant's termination from the employ of the Company for any reason, pursuant to which the Restricted Stock may be forfeited or repurchased by the Company, the repurchase price shall be:

          (a)   Not less than the Fair Market Value of the Restricted Stock on the date of Participant's termination of employment; provided that this repurchase right of the Company terminates when the Company's securities are publicly traded; or

          (b)   The original purchase price paid by the Participant; provided that this repurchase right of the Company lapses at the rate of at least twenty percent (20%) per year over five (5) years from the date the Restricted Stock is granted.

The Company's right to repurchase may be exercised for cash or cancellation of indebtedness of the Participant to the Company within ninety (90) days of Participant's termination of employment. Notwithstanding the foregoing, Restricted Stock purchased by an officer, Director or Consultant of the Company may be subject to greater or additional restrictions.

        10.    Transferability of Restricted Stock.    Notwithstanding anything in the Plan to the contrary, Restricted Stock shall not be transferable other than by will or by the laws of descent and distribution.

        11.    Limitation on Number of Shares.    At no time shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the Rules, based on the shares of the Company which are outstanding at the time the calculation is made.

        12.    Term.    This Governance Document shall be effective until such time as the Plan and any Stock Options or Restricted Stock issued or granted thereunder are exempt from or not subject to the requirements of California Corporate Code Sections 25110, 25120 and/or 25130 and the rules and regulations promulgated thereunder.

        IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, have executed this Governance Document as of this 17th day of September, 2004.

Joseph R. Simrell	Louis A. Delmonico
John Faltys	John E. Rehfeld
David Haynes

QuickLinks

SOLICITATION AND REVOCATION OF PROXY
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
PROPOSAL 2 APPROVAL OF THE 2004 FLEXIBLE INCENTIVE PLAN
PROPOSAL 3 APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT
HOUSEHOLDING
PRIMAL SOLUTIONS, INC. AUDIT COMMITTEE CHARTER
COMPENSATION COMMITTEE CHARTER PRIMAL SOLUTIONS, INC.
PRIMAL SOLUTIONS, INC. 2004 FLEXIBLE INCENTIVE PLAN
GOVERNANCE DOCUMENT